Exhibit 4.5

NYMT SECURITIES CORPORATION,

as Depositor,

[                    ],

as Master Servicer and Trust Administrator,

NEW YORK MORTGAGE FUNDING LLC,

as Seller,

and

[                    ],

as Trustee

TRUST AGREEMENT

Dated as of [                    ], 2005

NEW YORK MORTGAGE TRUST, SERIES [            ]

i

Section 9.30	Indemnification; Third-Party Claims.	138
Section 9.31	Special Servicing of Delinquent Mortgage Loans.	138
Section 9.32	Alternative Index.	139

ATTACHMENTS

Exhibit A	Forms of Certificates
Exhibit B-1	Form of Initial Certification
Exhibit B-2	Form of Interim Certification
Exhibit B-3	Form of Final Certification
Exhibit B-4	Form of Endorsement
Exhibit C	Request for Release of Documents and Receipt
Exhibit D-1	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2	Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit E	Form of Lost Note Affidavit
Exhibit F	Form of Rule 144A Transfer Certificate
Exhibit G	Form of Purchaser’s Letter for Institutional Accredited Investors
Exhibit H	Form of ERISA Transfer Affidavit
Exhibit I	Monthly Remittance Advice
Exhibit J	Monthly Electronic Data Transmission
Exhibit K	Custodial Agreement
Exhibit L	[Reserved]
Exhibit M	[Reserved]
Exhibit N-1	[Reserved]
Exhibit N-2	[Reserved]
Exhibit O	[Reserved]
Exhibit P	Interest Rate Cap Agreement

Schedule A	Mortgage Loan Schedule (by Mortgage Pool)

v

This TRUST AGREEMENT, dated as of [            ], 2005 (the “Agreement”), is by and among NYMT SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), [            ], as trustee (the “Trustee”), NEW YORK MORTGAGE FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”) and [            ], as trust administrator (the “Trust Administrator”) and as master servicer (the “Master Servicer”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Seller in the Mortgage Loan Purchase Agreement and by the Depositor, the Master Servicer, the Trust Administrator and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, any NIMS Insurer. The Depositor, the Trustee, the Master Servicer, the Seller and the Trust Administrator are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of (i) the Basis Risk Reserve Fund, (ii) the Basis Risk Cap and (iii) the Class X Cap) be treated for federal income tax purposes as comprising four real estate mortgage investment conduits (each a “REMIC” or, in the alternative, REMIC 1, REMIC 2, REMIC 3 and REMIC 4; REMIC 4 also being referred to as the “Upper Tier REMIC”). Each Certificate, other than the Class X Certificate and Class R Certificate, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class X Certificate represents ownership of two regular interests in the Upper Tier REMIC as described in note 11 of the table below for such REMIC. In addition, each Certificate, other than the Class R, Class A-IO, and Class X Certificates, represents the right to receive payments with respect to any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls from the Basis Risk Reserve Fund pursuant to Section 5.06. The Class R Certificate represents ownership of the sole Class of residual interest in each of REMIC 1, REMIC 2, REMIC 3 and the Upper Tier REMIC for purposes of the REMIC Provisions.

The Upper Tier REMIC shall hold as its assets the several Classes of uncertificated Lower Tier Interests in REMIC 3, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 3 for purposes of the REMIC Provisions. REMIC 3 shall hold as its assets the several Classes of uncertificated Lower Tier Interests in REMIC 2, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 2. REMIC 2 shall hold as its assets the several Classes of uncertificated Lower Tier Interests in REMIC 1, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 1. REMIC 1 shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests in REMIC 1, REMIC 2 and REMIC 3, the Basis Risk Reserve Fund, the Basis Risk Cap, and the Class X Cap.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

For purposes of construing the terms of REMIC 1, REMIC 2, REMIC 3, and REMIC 4, and for purposes of the interpreting the provisions of the Agreement concerning REMIC administration set forth in Article X hereof, the following terms have the meanings set forth below.

Adjusted Lower Tier WAC: For any Distribution Date (and the related Accrual Period), the product of (i) four, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for the Class LT3-l-A, Class LT3-2-A1, Class LT3-2-A2, LT3-M1, Class LT3-M2, Class LT3-M3, Class LT3-M4, Class LT3-M5, Class LT3-B, Class LT3-Pool-i-PSA, Class LT3-Pool-1-N, Class LT3-Pool-2-PSA, Class LT3-Pool-2-N, and Class LT3-Q Interests, determined for this purpose by first subjecting the rate payable on the Class LT3-Pool-1-PSA, Class LT3-Pool-l-N, Class LT3-Pool-2-PSA, Class LT3-Pool-2-N, and Class LT3-Q Interests to a cap of zero, and subjecting the rate payable on the Class LT3- 1-A, Class LT3-2-A1, Class LT3-2-A2, Class LT3-M1, Class LT3-M2, Class LT3-M3, Class LT3-M4, Class LT3-M5, and Class LT3-B Interests to a cap that corresponds to the Certificate Interest Rate for the Corresponding Class of Certificates for such Distribution Date.

ARM Discount Loan: Any Adjustable Rate Mortgage Loan with a minimum Net Mortgage Rate of less than [        ]%.

ARM Discount Rate: With respect to any ARM Discount Loan and any Distribution Date occurring on or before the Distribution Date in [            ], 2005, the product of (i) the Net Mortgage Rate as of the beginning of the related Due Period multiplied by (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such ARM Discount Loan for such Distribution Date, and the denominator of which is the Non-PO Portion of such ARM Discount Loan for such Distribution Date.

Corresponding Class: The Class of Certificates that corresponds to a class of Lower Tier Interests in REMIC 3 as described in the Preliminary Statement.

Corresponding REMIC 3 IO: With respect to each Lower Tier Interest in REMIC 2 having an “AIO-1” in its class designation, the class of Lower Tier Interest in REMIC 3 having an “AIO-1” in its class designation that has the same numeric designation. With respect to each Lower Tier Interest in REMIC 2 having an “AIO-2” in its class designation, the class of Lower Tier Interest in REMIC 3 having an “AIO-2” in its class designation that has the same numeric designation.

Discount Loan: Any Fixed Rate Discount Loan or ARM Discount Loan. (Any Qualified Substitute Mortgage Loan shall be deemed to be a Fixed Rate Discount Loan, ARM Discount Loan, or Non-Discount Loan if the Mortgage Loan for which it was substituted was so treated.)

Fixed Rate Discount Loan: Any Fixed Rate Mortgage Loan with a Net Mortgage Rate of less than [        ]%.

Non-Discount Loan: Any Mortgage Loan that is not a Discount Loan.

Non-PO Percentage: With respect to any Discount Loan, the excess of 100% over the PO Percentage for such Discount Loan.

Non-PO Portion: With respect to any Discount Loan and any Distribution Date, the excess of the Scheduled Principal Balance of such Discount Loan over the PO Portion of such Discount Loan for such date.

Non-PO Principal Distribution Amount: For each Distribution Date and each Discount Loan, the product of (i) the sum of (a) the Scheduled Payment of principal with respect to such Discount Loan for the related Due Period, and (b) all other payments that resulted in a reduction of the Scheduled Principal Balance of such Discount Loan during the related Prepayment Period, multiplied by (ii) the Non-PO Percentage for such Discount Loan.

PO Percentage: In the case of any Fixed Rate Discount Loan, a percentage equal to a fraction, the numerator of which is the difference between [        ]% minus the Net Mortgage Rate for such Fixed Rate Discount Loan, and the denominator of which is [        ]%. In the case of any ARM Discount Loan, a percentage equal to a fraction, the numerator of which is the difference between [        ]% minus the minimum Net Mortgage Rate for such ARM Discount Loan, and the denominator of which is [        ]%.

PO Portion: In the case of a Discount Loan and any date (i) the Scheduled Principal Balance of such Discount Loan for such date multiplied by (ii) the PO Percentage for such Discount Loan.

PO Principal Distribution Amount: For each Distribution Date and each Discount Loan, the product of (i) the sum of (a) the Scheduled Payment of principal with respect to such Discount Loan for the related Due Period, and (b) all other payments that resulted in a reduction of the Scheduled Principal Balance of such Discount Loan during the related Prepayment Period, multiplied by (ii) the PO Percentage for such Discount Loan.

REMIC Capped Rate: With respect to any REMIC Capped Distribution Date and: (i) any of the Class 1-A, Class 2-Al, Class 2-A2 Class M1, Class M2, Class M3, Class M4, Class M5, Class B Certificates, a per annum rate of zero; (ii) the A-IO(1) Component, a per annum rate equal to the product of [        ]%, and a fraction, the numerator of which is the aggregate of the notional balances of the LT3-1-AIO-1, Class LT3-2-AIO-l, and Class LT3-3-AIO-1 Lower Tier Interests, and the denominator of which is the Component Notional Amount for the A-IO(1) Component for such date; (iii) the A-IO(2) Component, a per annum rate equal to the product of 6.00%, and a fraction, the numerator of which is the aggregate of the notional balances of the LT3-l-AIO-2, Class LT3-2-AIO-2, and Class LT3-3-AIO-2 Lower Tier Interests, and the denominator of which is the Component Notional Amount for the A-IO(2) Component for such date.

REMIC Capped Distribution Date: Any Distribution Date: (i) that is (a) on or before the Distribution Date in [            ], 2005, and for which (b) the Class Principal Amount of the Class LT2-l-AIO-l or Class LT2-l-AIO-2 Interest as of the first day of the related Accrual Period is less than its initial Class Principal Amount; (ii) that is (a) on or before the Distribution Date in

[            ], and for which (b) the Class Principal Amount of the Class LT2-2-AIO-l or Class LT2-2-AIO-2 Interest as of the first day of the related Accrual Period is less than its initial Class Principal Amount; or (iii) that is (a) on or before the Distribution Date in [            ], and for which (b) the Class Principal Amount of the Class LT2-3-AIO-l or Class LT2-3-AIO-2 Interest as of the first day of the related Accrual Period is less than its initial Class Principal Amount.

REMIC 1

REMIC 1 shall issue the following interests, with the related Class designations, interest rates, and initial Class Principal Amounts.

REMIC 1 Lower Tier Class Designation	REMIC 1 Lower Tier Interest Rate	Initial Class Class Principal Amount
Class LT1-Fixed Discount-1	(1)	(2)
Class LT1-ARM Discount-1	(3)	(4)
Class LT1-PO-1	(5)	(6)
Class LT1-Non-Discount-1	(7)	(8)
Class LT1-Fixed Discount-2	(9)	(10)
Class LT1-ARM Discount-2	(11)	(12)
Class LT1-PO-2	(13)	(14)
Class LT1-Non-Discount-2	(15)	(16)
Class LT1-R	(17)	(17)

(1)	For each Distribution Date (and the related Accrual Period) on or before the Distribution Date in [ ] 2005, this Lower Tier Interest shall bear interest at a per annum rate of [ ]%. For each Distribution Date (and related Accrual Period) thereafter, this Lower Tier Interest shall bear interest at a rate equal to the weighted average of the Net Mortgage Rates (as of the beginning of the related Collection Period) of the Discount Loans in Pool 1.
(2)	The initial Class Principal Amount of this REMIC 1 Lower Tier Interest shall equal the sum of the Non-PO Portions of each Fixed Rate Discount Loan in Pool 1 as of the Cut-off Date.
(3)	For each Distribution Date (and the related Accrual Period) on or before the Distribution Date in [ ] 2005, this Lower Tier Interest shall bear interest at a per annum rate equal to the weighted average of the ARM Discount Rates of the ARM Discount Loans in Pool 1, weighed on the basis of their Non-PO Portions. For each Distribution Date (and related Accrual Period) thereafter, this Lower Tier Interest shall bear interest at a per annum rate equal to the weighted average of the Net Mortgage Rates (as of the first day of the related Collection Period) of the Discount Loans in Pool 1.
(4)	The initial Class Principal Amount of this Lower Tier Interest shall equal the sum of the Non-PO Portions of each ARM Discount Loan in Pool 1 as of the Cut-off Date.
(5)	For each Distribution Date (and the related Accrual Period) on or before the Distribution Date in [ ] 2005, this Lower Tier Interest shall not bear interest. For each Distribution Date (and the related Accrual Period) thereafter, this Lower Tier Interest shall bear interest at a rate equal to the weighted average of the Net Mortgage Rates (as of the beginning of the related Collection Period) of the Discount Loans in Pool 1.
(6)	The initial Class Principal Amount of this Lower Tier Interest shall equal the PO Portion of each Discount Loan in Pool 1 as of the Cut-off Date.
(7)	For each Distribution Date (and the related Accrual Period), this Lower Tier Interest shall bear interest at a per annum rate equal to the weighted average of the Net Mortgage Rates (as of the first day of the related Collection Period) of the Non-Discount Mortgage Loans in Pool 1.
(8)	The initial Class Principal Amount of this Lower Tier Interest shall equal the sum of the Scheduled Principal Balances of each Non-Discount Mortgage Loan in Pool 1 as of the Cut-off Date.

(9)	For each Distribution Date (and the related Accrual Period) on or before the Distribution Date in [ ] 2005, this Lower Tier Interest shall bear interest at a per annum rate of [ ]%. For each Distribution Date (and the related Accrual Period) thereafter, this Lower Tier Interest shall bear interest at a rate equal to the weighted average rate of the Net Mortgage Rates (as of the beginning of the related Collection Period) of the Discount Loans in Pool 2.

(10)	The initial Class Principal Amount of this Lower Tier Interest shall equal the sum of the Non-PO Portions of each Fixed Rate Discount Loan in Pool 2 as of the Cut-off Date.

(11)	For each Distribution Date (and the related Accrual Period) on or before the Distribution Date in [ ] 2005, this Lower Tier Interest shall bear interest at a per annum rate equal to the weighted average of the ARM Discount Rates of the ARM Discount Loans in Pool 2, weighed on the basis of their Non-PO Portions. For each Distribution Date (and related Accrual Period) thereafter, this Lower Tier Interest shall bear interest at a per annum rate equal to the weighted average of the Net Mortgage Rates (as of the first day of the related Collection Period) of the Discount Loans in Pool 2.

(12)	The initial Class Principal Amount of this Lower Tier Interest shall equal the sum of the Non-PO Portions of each ARM Discount Loan in Pool 2 as of the Cut-off Date.

(13)	For each Distribution Date (and the related Accrual Period) on or before the Distribution Date in [ ] 2005, this Lower Tier Interest shall not bear interest. For each Distribution Date thereafter, this Lower Tier Interest shall bear interest at a rate equal to the weighted average rate of the Net Mortgage Rates (as of the beginning of the related Collection Period) of the Discount Loans in Pool 2.

(14)	The initial Class Principal Amount of this REMIC 1 Lower Tier Interest shall equal the PO Portion of each Discount Loan in Pool 2 as of the Cut-off Date.

(15)	For each Distribution Date (and the related Accrual Period), this Lower Tier Interest shall bear interest at a per annum rate equal to the weighted average of the Net Mortgage Rates (as of the first day of the related Collection Period) of the Non-Discount Mortgage Loans in Pool 2.

(16)	The initial Class Principal Amount of this Lower Tier Interest shall equal the sum of the Scheduled Principal Balances of each Non-Discount Mortgage Loan in Pool 2 as of the Cut-off Date.

(17)	The Class LT1-R Interest is the sole Class of residual interest in REMIC 1. It does not have an interest rate or a Class Principal Amount.

On each Distribution Date, the Trust Administrator shall, to the extent of funds then on deposit in the Collection Account, first pay or charge as an expense of REMIC 1 all expenses of the Trust for such Distribution Date.

On each Distribution Date, the Trust Administrator shall, to the extent of funds then on deposit in the Collection Account, distribute the Interest Remittance Amount to the Lower Tier Interests in REMIC 1 at the rates described above, pro rata, based on the amount of interest accrued on each such Lower Tier Interest for the related Accrual Period.

On each Distribution Date, the Trust Administrator shall, to the extent of funds then on deposit in the Collection Account, distribute the Principal Remittance Amount—

(a)	With respect to Pool 1 as follows:

(i)	First, to the Class LT1-Fixed Discount-1 Interest, the Non-PO Principal Distribution Amount for each Fixed Rate Discount Loan in Pool 1;

(ii)	Second, to the Class LT1-ARM-Discount-1 Interest, the Non-PO Principal Distribution Amount for each ARM Discount Loan in Pool 1;

(iii)	Third, to the Class LT1-PO-l Interest, the PO Principal Distribution Amount for each Discount Loan in Pool 1; and

(iv)	Finally, to the Class LT1-Non-Discount Pool, the portion of the Principal Remittance Amount for Pool 1 attributable to the Non-Discount Loans in Pool 1; and

(b)	With respect to Pool 2 as follows:

(i)	First, to the Class LT1-Fixed Discount-2 Interest, the Non-PO Principal Distribution Amount for each Fixed Rate Discount Loan in Pool 2;

(ii)	Second, to the Class LT1-ARM-Discount-2 Interest, the Non-PO Principal Distribution Amount for each ARM Discount Loan in Pool 2;

(iii)	Third, to the Class LT1-PO-2 Interest, the PO Principal Distribution Amount for each Discount Loan in Pool 2; and

(iv)	Finally, to the Class LT1-Non-Discount Pool-2, the portion of the Principal Remittance Amount for Pool 2 attributable to the Non-Discount Loans in Pool 2.

On each Distribution Date, the Trust Administrator shall allocate Realized Losses in the same order and priority used to allocate the Principal Remittance Amount among the Lower Tier Interests in REMIC 1.

On each Distribution Date, the Trust Administrator shall distribute the Prepayment Premiums received by it with respect to Pool 1 collected during the preceding Prepayment Period to the Class LT1-PO-l and Class LT1-Non-Discount-l Interests pro rata, based on the outstanding Class Principal Amounts of such Interests; the Trust Administrator shall distribute the Prepayment Premiums received by it with respect to Pool 2 collected during the preceding Prepayment Period to the Class LT1-PO-2 and Class LT1 -Non-Discount-2 Interests pro rata, based on the outstanding Class Principal Amounts of such Interests.

REMIC 2

The following table sets forth (or describes) the Class designation, interest rate, and initial Class Principal Amount for each Class of REMIC 2 Lower Tier Interests.

REMIC 2 Lower Tier Class Designation	REMIC 2 Lower Tier Interest Rate	Initial Class Class Principal Amount
Class LT2-l-AIO-l	(1)	$[ ]
Class LT2-2-AIO-1	(1)	$[ ]
Class LT2-3-AIO-l	(1)	$[ ]
Class LT2-Pool-l	(1)	(5)
Class LT2-PO-1	(2)	(6)
Class LT2-l-AIO-2	(3)	$[ ]
Class LT2-2-AIO-2	(3)	$[ ]
Class LT2-3-AIO-2	(3)	$[ ]
Class LT2-Pool-2	(3)	(7)
Class LT2-PO-2	(4)	(8)
Class LT2-R	(9)	(9)

(1)	For each Distribution Date (and the related Accrual Period) on or before the Distribution Date in [ ] 2005, these Lower Tier Interests shall bear interest at a per annum rate equal to the weighted average of the interest rates on the Class LT1-Fixed Discount-l, Class LT1-ARM Discount-1, and Class LT1-Non-Discount-1 Interests for such Distribution Date, weighted based on the Class Principal Amounts of such Lower Tier Interests on the first day of the related Accrual Period. For each Distribution Date (and the related Accrual Period) thereafter, these Lower Tier Interests shall bear interest at a per annum rate equal to the weighted average of the interest rates on the Class LT1-Fixed Discount-l, Class LT1-ARM Discount-1, Class LT1-Non-Discount-l, and Class LT1-PO-l Interests for such Distribution Date, weighted based on the Class Principal Amounts of such Lower Tier Interests on the first day of the related Accrual Period.
(2)	For each Distribution Date (and the related Accrual Period) on or before the Distribution Date in [ ] 2005, this Lower Tier Interests shall not bear interest. For each Distribution Date (and the related Accrual Period) thereafter, this Lower Tier Interests shall bear interest at a per annum rate equal to the weighted average of the interest rates on the Class LT1-Fixed Discount-1, Class LT1-ARM Discount-l, Class LT1-Non-Discount-1, and Class LT1-PO-l Interests for such Distribution Date, weighted based on the Class Principal Amounts of such Lower Tier Interests on the first day of the related Accrual Period.
(3)	For each Distribution Date (and the related Accrual Period) on or before the Distribution Date in [ ] 2005, these Lower Tier Interests shall bear interest at a per annum rate equal to the weighted average of the interest rates on the Class LT1-Fixed Discount-2, Class LT1-ARM Discount-2, and Class LT1-Non-Discount-2 Interests for such Distribution Date, weighted based on the Class Principal Amounts of such Lower Tier Interests on the first day of the related Accrual Period. For each Distribution Date (and the related Accrual Period) thereafter, these Lower Tier Interests shall bear interest at a per annum rate equal to the weighted average of the interest rates on the Class LT1-Fixed Discount-2, Class LT1-ARM Discount-2, Class LT1-Non-Discount-2, and Class LT1-PO-2 interests for such Distribution Date, weighted based on the Class Principal Amounts of such Lower Tier Interests on the first day of the related Accrual Period.
(4)	For each Distribution Date (and the related Accrual Period) on or before the Distribution Date in [ ] 2005, this Lower Tier Interest shall not bear interest. For each Distribution Date (and the related Accrual Period) thereafter, this Lower Tier Interest shall bear interest at a per annum rate equal to the weighted average of the interest rates on the Class LT1-Fixed Discount-2, Class LT1-ARM-Discount-2, Class LT1-Non-Discount-2, and Class LT1-PO-2 Interests for such Distribution Date, weighted based on the Class Principal Amounts of such Lower Tier Interests on the first day of the related Accrual Period.
(5)	This Lower Tier Interest shall have an initial Class Principal Amount equal to the difference between the Pool Balance of Pool 1 as of the Cut-off Date minus the sum of the initial Class Principal Amounts of the Class LT2-l -AIO-1, Class LT2-2-AIO-l, Class LT2-3-AIO-1, and Class LT2-PO-l Interests.
(6)	This Lower Tier Interest shall have an initial Class Principal Amount equal to the initial Class Principal Amount of the Class LT1-PO-l Interest.
(7)	This Lower Tier Interest shall have an initial Class Principal Amount equal to the difference between the Pool Balance of Pool 2 as of the Cut-off Date minus the initial Class Principal Amounts of the Class LT2-1-AIO-2, Class LT2-2-AIO-2, Class LT2-3-AIO-2, and Class LT2-PO-2 Interests.

(8)	This Lower Tier Interest shall have an initial Class Principal Amount equal to the initial Class Principal Amount of the Class LT1-PO-2 Interest.
(9)	The Class LT2-R Interest is the sole Class of residual interest in REMIC 2. It does not have an interest rate or a Class Principal Amount.

On each Distribution Date, the Trust Administrator shall, to the extent of funds then on deposit in the Collection Account, distribute the Interest Remittance Amount distributed with respect to the Lower Tier Interests in REMIC 1 to the Lower Tier Interests in REMIC 2 at the rates shown above, in the following order and priority:

(A)	First, pro rata, to the Lower Tier Interests in REMIC 2 having the letters “AIO” in their Class designation, based on the amount of interest accrued on each such Interest for the related Accrual Period; and

(B)	Second, pro rata, to the remaining Lower Tier Interests in REMIC 2, based on the amount of interest accrued on each such Interest for the related Accrual Period.

On each Distribution Date, the Trust Administrator shall, to the extent of funds then on deposit in the Collection Account, distribute the Principal Remittance Amount—

(a)	With respect to Pool 1 as follows:

(i)	First, to the Class LT2-PO-l, an amount equal to the principal distributed on such Distribution Date with respect to the Class LT1-PO-l Interest;

(ii)	Second, to the Class LT2-Pool-1 Interest until its Class Principal Amount is reduced to zero;

(iii)	Third, to the Lower Tier Interests in REMIC 2 having the letters “AIO-l” in their Class designation in ascending order of their numerical designation until the Class Principal Amount or each such Lower Tier Interest is reduced to zero.

(b)	With respect to Pool 2 as follows:

(i)	First, to the Class LT2-PO-2, an amount equal to the principal distributed on such Distribution Date with respect to the Class LT1-PO-2 Interest;

(ii)	Second, to the Class LT2-Pool-2 Interest until its Class Principal Amount is reduced to zero; and

(iii)	Third, to the Lower Tier Interests in REMIC 2 having the letters “AIO-2” in their Class designation in ascending order of their numerical designation until the Class Principal Amount or each such Lower Tier Interest is reduced to zero.

On each Distribution Date, the Trust Administrator shall, to the extent of funds then on deposit in the Collection Account, allocate Realized Losses in the same order and priority used to allocate the Principal Remittance Amount among the Lower Tier Interests in REMIC 2.

REMIC 3

The following table sets forth (or describes) the class designation, interest rate, and initial Class Principal Amount for each class of REMIC 3 Lower Tier Interests.

REMIC 3 Lower Tier Class Designation	REMIC 3 Lower Tier Interest Rate	Initial Class Class Principal Amount	Corresponding Class of Certificate(s) or Component
LT3-1-A	(1)	$[ ]	1-A
LT3-2-A1	(1)	$[ ]	2-Al
LT3-2-A2	(1)	$[ ]	2-A2
LT3-M1	(1)	$[ ]	M1
LT3-M2	(1)	$[ ]	M2
LT3-M3	(I)	$[ ]	M3
LT3-M4	(1)	$[ ]	M4
LT3-M5	(1)	$[ ]	M5
LT3-B	(1)	$[ ]	B
LT3-Pool-1-PSA	(2)	$[ ]	N/A
LT3-Pool-l-N	(2)	$[ ]	N/A
LT3-Pool-2-PSA	(3)	$[ ]	N/A
LT3-Pool 2-N	(3)	$[ ]	N/A
LT3-Q	(1)	$[ ]	N/A
LT3-1-AIO-1	(4)	(4)	AIO(l) Component
LT3-2-AIO-l	(5)	(5)	AIO(l) Component
LT3-3-AIO-l	(6)	(6)	AIO(l) Component
LT3-1-AIO-2	(7)	(7)	AIO(2) Component
LT3-2-AIO-2	(8)	(8)	AIO(2) Component
LT3-3-AIO-2	(9)	(9)	AIO(2) Component
LT3-R	(10)	(10)	Class R

(1)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower Tier Interests is a per annum rate equal to the weighted average of the interest rates on the REMIC 2 Lower Tier Interests computed after reducing the rate payable on each of the REMIC 2 Lower Tier Interests having an “AIO” in its class designation by [ ]% for each Distribution Date for which interest is payable on its Corresponding REMIC 3 IO Interest, provided, however, that for any REMIC Capped Distribution Date (and the related Accrual Period) the interest rate for these Lower Tier Interests shall be zero.
(2)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower Tier Interests is a per annum rate equal to the weighted average of the interest rates on the Class LT2-l-AIO-l Interest, Class LT2-2-AIO-l Interest, the Class LT2-3-AIO-l Interest, Class LT2-Pool 1 Interest, and Class LT2-PO-1 Interest, computed after reducing the rate payable on each such REMIC 2 Lower Tier Interest having a “AIO” in its class designation by [ ]% for each Distribution Date for which interest is payable on its Corresponding REMIC 3 IO Interest (i.e., the rate will equal the Pool 1 Net Funds Cap), provided, however, that for any REMIC Capped Distribution Date (and the related Accrual Period) the interest rate for these Lower Tier Interests shall be zero.

(3)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower Tier Interests is a per annum rate equal to the weighted average of the interest rates on the Class LT2-1-AIO-2 Interest, Class LT2-2-AIO-2 Interest, Class LT2-3-AIO-2 Interest, Class LT2-Pool-2 Interest, and Class LT-PO-2 Interest computed after reducing the rate payable on each such REMIC 2 Lower Tier Interest having an “AIO” in its class designation by [ ]% for each Distribution Date for which interest is payable on its Corresponding REMIC 3 IO Interest (i.e., the rate will equal the Pool 2 Net Funds Cap), provided, however, that for any REMIC Capped Distribution Date (and the related Accrual Period) the interest rate for these Lower Tier Interests shall be zero.
(4)	The Class LT3-l-AIO-l Interest is an interest-only Class and does not have a Class Principal Amount. For each of the first six Distribution Dates the Class LT3-l-AIO-1 Interest shall be entitled to interest payable on the Class LT2-1-AIO-l Interest at a rate of [ ]% per annum and shall not be entitled to any payments thereafter.
(5)	The Class LT3-2-AIO-l Interest is an interest-only Class and does not have a Class Principal Amount. For each of the first 12 Distribution Dates the Class LT3-2-AIO-l Interest shall be entitled to interest payable on the Class LT2-2-AIO-l Interest at a rate of [ ]% per annum and shall not be entitled to any payments thereafter.
(6)	The Class LT3-3-AIO-l Interest is an interest-only Class and does not have a Class Principal Amount. For each of the first 18 Distribution Dates the Class LT3-3-AIO-l Interest shall be entitled to interest payable on the LT2-3-AIO-l Interest at a rate of [ ]% per annum and shall not be entitled to any payments thereafter.
(7)	The Class LT3-l-AIO-2 Interest is an interest-only Class and does not have a Class Principal Amount. For each of the first six Distribution Dates the Class LT3-l-AIO-2 Interest shall be entitled to interest payable on the Class LT2-l-AIO-2 Interest at a rate of [ ]% per annum and shall not be entitled to any payments thereafter.
(8)	The Class LT3-2-AIO-2 Interest is an interest-only Class and does not have a Class Principal Amount. For each of the first 12 Distribution Dates the Class LT3-2-AIO-2 Interest shall be entitled to interest payable on the Class LT2-2-AIO-2 Interest at a rate of [ ]% per annum and shall not be entitled to any payments thereafter.
(9)	The Class LT3-3-AIO-2 Interest is an interest-only Class and does not have a Class Principal Amount. For each of the first 18 Distribution Dates the Class LT3-3-AIO-2 Interest shall be entitled to interest payable on the LT2-3-AIO-2 Interest at a rate of [ ]% per annum and shall not be entitled to any payments thereafter.
(10)	The Class LT3-R Interest is the sole class of residual interests in REMIC 3. It does not have an interest rate or a Class Principal Amount.

On each Distribution Date, the Trust Administrator shall, to the extent of funds then on deposit in the Collection Account, distribute the Interest Remittance Amount distributed with respect to the Lower Tier Interests in REMIC 2 to the Lower Tier Interests in REMIC 3 based on the above-described interest rates, provided however, that interest that accrues on the Class LT2-Q Interest shall be deferred in an amount equal to 25% of the increase for such Distribution Date in the Overcollateralization Amount and the interest so deferred shall be applied to make the principal distributions described below for such Distribution Date. Any interest so deferred shall itself bear interest at the interest rate for the Class LT2-Q Interest.

On each Distribution Date the principal distributed on the REMIC 2 Lower Tier Interests (together with an amount equal to the interest deferred on the Class LT2-Q Interest for such Distribution Date) shall be distributed, and Realized Losses shall be allocated, among the Lower Tier Interests in REMIC 3 in the following order of priority:

(a)	First, to the Class LT3-Pool-1-PSA Interest until its Class Principal Amount equals one percent of the Pool Subordinate Amount for Pool 1 immediately after such Distribution Date;

(b)	Second, to the Class LT3-Pool-2-PSA Interest until its Class Principal Amount equals one percent of the Pool Subordinate Amount for Pool 2 immediately after such Distribution Date;

(c)	Third, to the Class LT3-Pool-l-PSA or Class LT3-Pool-2-PSA Interests the minimum amount necessary to cause the ratio of the principal balance of the Class LT3-Pool-l-PSA Interest to the principal balance of the Class LT3-Pool-2-PSA Interest to equal the ratio of the Pool Subordinate Amount for Pool 1 to the Pool Subordinate Amount for Pool 2;

(d)	Fourth, to the Class LT3-Pool-l-N Interest until the aggregate Class Principal Amount of the Class LT3-Pool-1-N Interest and the Class LT3-Pool-l-PSA Interest equals one-quarter of the Pool Balance of the Mortgage Loans in Pool 1 immediately after such Distribution Date;

(e)	Fifth, to the Class LT3-Pool-2-N Interest until the aggregate Class Principal Amount of the Class LT3-Pool-2-N Interest and the Class LT3-Pool-2-PSA Interest equals one-quarter of the Pool Balance of the Mortgage Loans in Pool 2 immediately after such Distribution Date;

(f)	Sixth, to the Class LT3-1-A, Class LT3-2-Al, and Class LT3-2-A2 Interests until the Class Principal Amount of each such Lower Tier Interest equals one-quarter of the Class Principal Amount of the Corresponding Class of Certificates for such Interest immediately after such Distribution Date;

(g)	Seventh, to the Class LT3-M1 Interest until its Class Principal Amount equals one-quarter of the Class Principal Amount of the Class M1 Certificates immediately after such Distribution Date;

(h)	Eighth, to the Class LT3-M2 Interest until its Class Principal Amount equals one-quarter of the Class Principal Amount of the Class M2 Certificates immediately after such Distribution Date;

(i)	Ninth, to the Class LT3-M3 Interest until its Class Principal Amount equals one-quarter of the Class Principal Amount of the Class M3 Certificates immediately after such Distribution Date;

(j)	Tenth, to the Class LT3-M4 Interest until its Class Principal Amount balance equals one-quarter of the Class Principal Amount of the Class M4 Certificates immediately after such Distribution Date;

(k)	Eleventh, to the Class LT3-M5 Interest until its Class Principal Amount balance equals one-quarter of the Class Principal Amount of the Class M5 Certificates immediately after such Distribution Date;

(l)	Twelfth, to the Class LT3-B Interest until its Class Principal Amount balance equals one-quarter of the Class Principal Amount of the Class B Certificates immediately after such Distribution Date; and

(m)	Finally, to the Class LT-Q Interest, any remaining amounts.

REMIC 4

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or Class Notional Amount) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder. Each Certificate, other than the Class R Certificate, represents ownership of regular interests in the Upper Tier REMIC.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount	Minimum Denominations
Class 1-A	(1)	$[ ]	$25,000
Class 2-Al	(2)	$[ ]	$25,000
Class 2-A2	(3)	$[ ]	$25,000
Class A-IO	[ ]%	(4)	$100,000
Class M1	(5)	$[ ]	$100,000
Class M2	(6)	$[ ]	$100,000
Class M3	(7)	$[ ]	$100,000
Class M4	(8)	$[ ]	$100,000
Class M5	(9)	$[ ]	$100,000
Class B	(10)	$[ ]	$25,000

Class X	(11)	(11)	(13)
Class R	(12)	(12)	(13)

(1)	The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 1-A Certificates is the per annum rate equal to the lesser of (i) LIBOR plus [ ]% and (ii) with respect to any Distribution Date on which any of the Class 2-Al or Class 2-A2 Certificates are outstanding, the Pool 1 Net Funds Cap for such Distribution Date or, after the Distribution Date on which the aggregate Class Principal Amount of the Class 2-Al and Class 2-A2 Certificates have been reduced to zero, the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 1-Al Certificates will be LIBOR plus [ ]%.

(2)	The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 2-Al Certificates is the per annum rate equal to the lesser of (i) LIBOR plus [ ]% and (ii) with respect to any Distribution Date on which any of the Class 1-A Certificates are outstanding, the Pool 2 Net Funds Cap for such Distribution Date or, after the Distribution Date on which the aggregate Class Principal Amount of the Class 1-A Certificates have been reduced to zero, the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-Al Certificates will be LIBOR plus [ ]%.
(3)	The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 2-A2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus [ ]% and (ii) with respect to any Distribution Date on which any of the Class 1-A Certificates are outstanding, the Pool 2 Net Funds Cap for such Distribution Date or, after the Distribution Date on which the aggregate Class Principal Amount of the Class I-A Certificates have been reduced to zero, the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A2 Certificates will be LIBOR plus [ ]%.
(4)	The Class A-IO Certificates are an interest-only Class and for any Distribution Date shall bear interest at the per annum rate shown above on its Class Notional Amount (as defined herein).
(5)	The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus [ ]% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Certificates will be LIBOR plus [ ]%.
(6)	The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus [ ]% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Certificates will be LIBOR plus [ ]%.
(7)	The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus [ ]% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M3 Certificates will be LIBOR plus [ ]%.
(8)	The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M4 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus [ ]% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M4 Certificates will be LIBOR plus [ ]%.
(9)	The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M5 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus [ ]% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M5 Certificates will be LIBOR plus [ ]%.

(10)	The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B Certificates is the per annum rate equal to the lesser of (i) LIBOR plus [ ]% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B Certificates will be LIBOR plus [ ]%.
(11)	The Class X Certificate shall have an initial Class Principal Amount of $[ ], which right represents a regular interest in the Upper Tier REMIC, the Class X Certificate also comprises a notional component, which is also a regular interest in the Upper Tier REMIC. The notional component has a notional Class Principal Amount that at all times will equal the aggregate of the Class Principal Amounts of the regular interests in REMIC 3 (i.e., the Aggregate Loan Balance). For each Distribution Date (and the related Accrual Period), the notional component shall bear interest at a rate equal to the excess of (a) the weighted average of the interest rates on the regular interests in REMIC 3 (other than the regular interests having an “AIO” in their class designation), weighted on the basis of the Class Principal Amount of each such Lower Tier Interest (i.e. the weighted average of the Pool 1 Net Funds Cap and the Pool 2 Net Funds Cap, weighted on the basis of the Pool Balance for each Mortgage Pool), over (b) the Adjusted Lower Tier WAC. For any Distribution Date, interest that accrues on the notional component of the Class X Certificate shall be deferred to the extent of any increase in the Overcollateralization Amount on such date. Such deferred interest shall not itself bear interest. The Class X Certificate is also entitled to all Prepayment Premiums with respect to the Mortgage Loans collected or deposited by the Servicer.
(12)	The Class R Certificate will be issued without a Class Principal Amount and will not bear interest at a stated rate. The Class R Certificate represents ownership of the residual interest in the Upper Tier REMIC, as well as ownership of the Class LT3-R, Class LT2-R and Class LT1-R Interests.
(13)	The Class X and Class R Certificates will each be issued as a single Certificate evidencing the entire Percentage Interest in such Class.

As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $[            ].

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: As provided in the Servicing Agreement.

Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accrual Period: With respect to each Class of Certificates and any Distribution Date, the period beginning on the Distribution Date in the calendar month immediately preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on [                    ], 2005) and ending on the day immediately preceding the related

Distribution Date. With respect to the Class A-IO Certificates, each Accrual Period shall be deemed to be 30 days; provided that with respect to the Class A-IO Certificates, the first Accrual Period shall begin on the Closing Date and end on [ ], 2005, inclusive.

Act: As defined in Section 3.03(c).

Additional Collateral: None.

Adjustable Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for the adjustment of the Mortgage Rate applicable thereto.

Advance: With respect to a Mortgage Loan, an advance of the aggregate of payments of principal and interest (net of the Servicing Fee) on one or more Mortgage Loans that were due on a Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Master Servicer, the Servicer and the Subservicer (or by the Trust Administrator) pursuant to Section 5.04.

Adverse REMIC Event: Either (i) the loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) the imposition of any tax, including the tax imposed under Section 860F(a)(l) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Expense Rate: With respect to any Mortgage Loan, the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.

Aggregate Loan Balance: As of any date of determination, the aggregate of the Scheduled Principal Balances of all Mortgage Loans (i.e., in each Mortgage Pool).

Aggregate Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the aggregate of the Principal Remittance Amounts of each Mortgage Pool for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amounts for such Distribution Date is applied on such date in reduction of the aggregate of the Certificate Principal Amounts of the Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such Distribution Date.

Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement: This Trust Agreement and all amendments and supplements hereto.

Anniversary Year: The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on next succeeding anniversary of the Closing Date.

Applied Loss Amount: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Certificates after giving effect to distributions of principal on such Distribution Date, but before giving effect to any application of the Applied Loss Amount with respect to such date, exceeds (y) the Aggregate Loan Balance for such Distribution Date.

Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Custodian nor the Trustee shall be responsible for determining whether any such assignment is in recordable form.

Authenticating Agent: The Trust Administrator, or any successor authenticating agent appointed by the Trustee pursuant to Section 6.10.

Authorized Officer: Any Person who may execute an Officer’s Certificate on behalf of the Depositor.

B Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A, Class 2-Al, Class 2-A2, Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B Certificates immediately prior to such Distribution Date exceeds (y) the B Target Amount.

B Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) [        ]% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date, determined as of the last day of the related Collection Period, exceeds (ii) [        ]% of the Cut-off Date Balance.

Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

Basis Risk Cap: That portion of the Cap Agreement, which the Trustee shall account for as a discrete cap agreement pursuant to Section 5.06 of this Agreement, having terms (other than the purchase price therefor) identical to those of the Cap Agreement except that the Basis Risk Cap shall have a notional amount equal at any time to the lesser of (i) the aggregate of the Class Principal Amounts of the LIBOR Certificates at such time, and (ii) the notional amount of the Cap Agreement at such time.

Basis Risk Payment: With respect to any Distribution Date, an amount equal to the sum of (i) any Basis Risk Shortfall for such Distribution Date, (ii) any Unpaid Basis Risk Shortfalls from previous Distribution Dates and (iii) any Required Reserve Fund Amount for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cashflow otherwise available for distribution pursuant to Section 5.02(f)(iii) of this Agreement.

Basis Risk Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 5.06 of this Agreement but which is not an asset of any of the REMICs.

Basis Risk Shortfall: With respect to any Distribution Date and any Class of LIBOR Certificates, the amount by which the amount of interest calculated at the Certificate Interest Rate applicable to such Class for such date, determined without regard to the Pool 1 Net Funds Cap, Pool 2 Net Funds Cap or Subordinate Net Funds Cap, as applicable, for such date but subject to a cap equal to the Maximum Interest Rate, exceeds the amount of interest calculated at the Pool 1 Net Funds Cap, Pool 2 Net Funds Cap or Subordinate Net Funds Cap, as applicable.

Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Trustee to the effect that any proposed transfer of Certificates will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.” As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates: the Class 1-A, Class 2-Al, Class 2-A2, Class M1, Class M2, Class M3, Class M4, Class M5 and Class B Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or the States of                      or                      are closed, or (iii) with respect to any Servicer Remittance Date or any Servicer reporting date, the States specified in the definition of “Business Day” in the Servicing Agreement, are authorized or obligated by law or executive order to be closed.

Cap Agreement: The Interest Rate Cap Agreement dated as of [                    ], 2005, entered into between the Trustee on behalf of the Trust Fund (for the benefit of Certificateholders), in the case of the Basis Risk Cap, and on behalf of the holder of the Class X Certificate, in the case of the Class X Cap, and the Cap Provider, which agreement provides for the monthly payment, commencing in [                    ], 2005 and terminating in [            ], by the Cap Provider specified therein, but subject to the conditions set forth therein, together with the confirmation and schedules relating thereto, in the form of Exhibit P hereto. The portion of the Cap Agreement consisting of the Class X Cap shall not be an asset of the Trust Fund, and the Trustee shall hold the Class X Cap separate and apart from the assets of the Trust Fund, solely for the benefit of the Class X Certificateholder.

Cap Provider: [            ]

Carryforward Interest: With respect to any Class of Certificates (other than the Class A-IO, Class X and Class R Certificates) or any Component of the Class A-IO Certificates and any Distribution Date, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class (or any Component thereof) for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class (or Component thereof) from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class (or any Component thereof) on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate. Carryforward Interest with respect to the Class A-IO Certificates and any Distribution Date will equal the aggregate Carryforward Interest on the Components thereof.

Certificate: Any one of the certificates signed and countersigned by the Trust Administrator in substantially the forms attached hereto as Exhibit A.

Collection Account: The account maintained by the Trust Administrator in accordance with the provisions of Section 4.01.

Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount: With respect to any Certificate (other than the Class A-IO, Class X and Class R Certificates), the initial Certificate Principal Amount thereof on the Closing Date, less the amount of all principal distributions previously distributed with respect to such Certificate and, in the case of the Subordinate Certificates, any Applied Loss Amount previously allocated to such Certificate. The Class A-IO, Class X and Class R Certificates are issued without Certificate Principal Amounts.

Certificate Register and Certificate Registrar: The register maintained by the Trust Administrator, as the Certificate Registrar, or any successor registrar appointed pursuant to Section 3.02.

Certificateholder: The meaning provided in the definition of “Holder.”

Civil Relief Act: The Servicemembers Civil Relief Act of 2002, as amended, or any similar state statute.

Class: All Certificates and, in the case of REMIC 1, REMIC 2 and REMIC 3, all Lower Tier Interests, bearing the same class designation.

Class Principal Amount: With respect to each Class of Certificates other than the Class A-IO, Class X and Class R Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to the Class A-IO, Class X and Class R Certificates, zero. With respect to any Lower Tier Interest, the initial Class Principal Amount as shown or described in the table set forth in the Preliminary Statement to this Agreement for REMIC 1, REMIC 2 or REMIC 3, as applicable, as reduced by principal distributed with respect to such Lower Tier Interest and Realized Losses allocated to such Lower Tier Interest.

Class Notional Amount: With respect to the Class A-IO Certificates and any Distribution Date, the sum of the Component Notional Amounts of the A-IO(1) Component and the A-IO(2) Component. The initial Class Notional Amount of the Class A-IO Certificates is $120,000,000.

Class A Certificates: Collectively, the Class I-A, Class 2-Al, Class 2-A2 and Class A-IO Certificates.

Class M Certificates: Collectively, the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates.

Class R Certificate: The Class R Certificate executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the Class LT1-R Interest, Class LT2-R Interest, Class LT3-R Interest and the residual interest in the Upper Tier REMIC.

Class X Cap: That portion of the Cap Agreement, which the Trustee shall account for as a discrete cap agreement pursuant to Section 5.06 of this Agreement, having terms (other than the purchase price therefor) identical to those of the Cap Agreement except that the Class X Cap shall have a notional amount equal at any time to the excess, if any, of (i) the notional amount of the Cap Agreement at such time, over (ii) the notional amount of the Basis Risk Cap at such time. The Class X Cap shall not be an asset of the Trust Fund, and the Trustee shall hold the Class X Cap separate and apart from the assets of the Trust Fund, solely for the benefit of the Class X Certificateholder.

Class X Distributable Amount: With respect to any Distribution Date, the amount of interest that has accrued on the Class X Notional Balance, as described in the Preliminary Statement, but that has not been distributed prior to such date. In addition, such amount shall include the initial Overcollateralization Amount of $[            ] to the extent such amount has not been distributed on an earlier Distribution Date as part of the Aggregate Overcollateralization Release Amount.

Class X Notional Balance: With respect to any Distribution Date (and the related Accrual Period) the aggregate principal balance of the regular interests in REMIC 3 as specified in the Preliminary Statement hereto.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream: Clearstream Banking, société anonyme, and any successor thereto.

Closing Date: [            ], 2005.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collection Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the remaining balance of the First Lien and any other lien senior to the lien of the related Mortgage, if any, as of the date of origination of the Mortgage Loan, divided by the Original Value.

Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the amount, if any, by which (x) the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicer and Subservicer with respect to such Distribution Date exceeds (y) the aggregate amount actually paid by the Servicer and Subservicer in respect of such shortfalls; provided, that such amount, to the extent payable by the Master Servicer, shall not exceed the aggregate Master Servicing Fee that would be payable to the Master Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

Component: The A-IO(1) Component or A-IO(2) Component of the Class A-IO Certificates.

Component Interest Rate: For each of the A-IO(l) and A-IO(2) Components, [            ]% per annum.

Component Notional Amount: With respect to the Class A-IO(l) Component and Class A-IO(2) Component of the Class A-IO Certificates and any Distribution Date, a notional amount which will be calculated as follows:

(i)	for each Distribution Date falling within the period from [ ] through [ ], (a) the Component Notional Amount of the A-IO(1) Component will equal the lesser of (i) $[ ] and (ii) the Pool Balance for Pool 1 as of the first day of the related Collection Period (or as of the Cut-off Date, in the case of the first Distribution Date) and (b) the Component Notional Amount of the A-IO(2) Component will equal the lesser of (i) $[ ] and (ii) the Pool Balance for Pool 2 as of the first day of the related Collection Period (or as of the Cut-off Date, in the case of the first Distribution Date);

(ii)	for each Distribution Date falling within the period from [ ] through [ ], (a) the Component Notional Amount of the A-IO(1) Component will equal the lesser of (i) $[ ] and (ii) the Pool Balance for Pool 1 as of the first day of the related Collection Period (or as of the Cut-off Date, in the case of the first Distribution Date) and (b) the Component Notional Amount of the A-IO(2) Component will equal the lesser of (i) $[ ] and (ii) the Pool Balance for Pool 2 as of the first day of the related Collection Period (or as of the Cut-off Date, in the case of the first Distribution Date);

(iii)	for each Distribution Date falling within the period from [ ] through [ ], (a) the Component Notional Amount of the A-IO(1) Component will equal the lesser of (i) $[ ] and (ii) the Pool Balance for Pool 1 as of the first day of the related Collection Period (or as of the Cut-off Date, in the case of the first Distribution Date) and (b) the Component Notional Amount of the A-IO(2) Component will equal the lesser of (i) $[ ] and (ii) the Pool Balance for Pool 2 as of the first day of the related Collection Period (or as of the Cut-off Date, in the case of the first Distribution Date);

(iv)	for any Distribution Date thereafter, the Component Notional Amount of each of the A-IO(1) Component and the A-IO(2) Component will equal zero.

Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

Conventional Loan Documents: None.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCCl financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single-family dwelling located in a Cooperative Property.

Corporate Trust Office: With respect to the Trustee, the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at [            ], Attention: [            ]. With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, [            ], Attention: [            ].

Cumulative Loss Trigger Event: A Cumulative Loss Trigger Event shall have occurred if, with respect to any Distribution Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cutoff Date Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date Occurring in	Cumulative Loss Percentage
[ ] through [ ]	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter
[ ] through [ ]	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

[ ] through [ ]	[ ] % for the first month, plus an additional 1/12th of [ ]% for each month thereafter
[ ] and thereafter	[ ]%

Current Interest: With respect to any Class of Certificates (other than the Class A-IO, Class X and Class R Certificates) or any Component of the Class A-IO Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Component Interest Rate or Certificate Interest Rate, as applicable, during the related Accrual Period on the Class Principal Amount of such Class (or the Component Notional Amount of such Component) immediately prior to such Distribution Date. Current Interest with respect to the Class A-IO Certificates and any Distribution Date will equal the aggregate Current Interest on the Components of such Class.

Custodial Account: Any custodial account (other than an Escrow Account) established and maintained by the Servicer pursuant to the Servicing Agreement.

Custodial Agreement: The custodial agreement attached as Exhibit K-1 hereto, and any custodial agreement subsequently executed by the Trustee and acknowledged by the Master Servicer substantially in the form thereof.

Custodian: The custodian appointed by the Trustee pursuant to the Custodial Agreement, and any successor thereto. The initial Custodian is [            ].

Cut-off Date: [            ].

Cut-off Date Balance: The Aggregate Loan Balance as of the Cut-off Date.

Deferred Amount: With respect to any Distribution Date and each Certificate, the aggregate of Applied Loss Amounts previously applied in reduction of the Certificate Principal Amount thereof, less any amounts previously reimbursed in respect thereof.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

Delinquent: For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Deposit Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

Depositor: NYMT Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

Determination Date: With respect to each Distribution Date, the 15th day of the month in which such Distribution Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

Disqualified Organization: A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in [            ] 2005.

Distressed Mortgage Loan: Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note or for which the Servicer or the Trustee has accepted a deed in lieu of foreclosure.

Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

Eligible Account: Either (1) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest short-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Collection Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by the custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Trust Administrator or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency rating such investment or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Certificates or the NIM Securities. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which [            ] (the “Bank”) in its capacity other than as Trustee, the Trustee, the Master Servicer, any NIMS Insurer, the Trust Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Trustee, the Master Servicer, any NIMS Insurer, the Trust Administrator or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Trustee, the Master Servicer, any NIMS Insurer, the Trust Administrator or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate: Any Class X or Class R Certificate, and any other Certificate with a rating below the lowest applicable rating permitted under the Underwriter’s Exemption.

Errors and Omission Insurance Policy: The errors or omission insurance policy required to be obtained by the Servicer or Subservicer satisfying the requirements of the Servicing Agreement.

Escrow Account: Any account established and maintained by the Servicer or Subservicer pursuant to the Servicing Agreement.

Euroclear: Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Fidelity Bond: The fidelity bond required to be obtained by the Servicer satisfying the requirements of the Servicing Agreement.

Final Scheduled Distribution Date: With respect to each Class of Certificates other than the Class A-IO Certificates, the Distribution Date occurring in [            ], and with respect to the Class A-IO Certificates, the Distribution Date occurring in [            ].

Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

Fitch: Fitch, Inc., or any successor in interest.

Fixed Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for a fixed rate of interest throughout the term of such Note.

FNMA: Fannie Mae, formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Form 10-K Certification: As defined in Section 6.20(c).

Global Securities: The global certificates representing the Book-Entry Certificates.

GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the Trust Administrator, the Servicer, the Subservicer, the Cap Provider, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee and any NIMS insurer may request and conclusively rely on certifications by the Depositor, the Master Servicer, the Trust Administrator, the Servicer, the Subservicer or the Cap Provider in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, the Trust Administrator, the Servicer, the Subservicer, the Cap Provider.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

Initial LIBOR Rate: [            ]%.

Initial Optional Purchase Date: The first Distribution Date following the date on which the Aggregate Loan Balance is less than [            ]% of the Cut-off Date Balance.

Insurance Policy: Any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of the Servicer, Subservicer or Master Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

Interest Remittance Amount: With respect to each Mortgage Pool and any Distribution Date, (a) the sum of (1) all interest collected (other than Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the Servicer, the Subservicer, the Master Servicer or the Trustee, minus (x) the Servicing Fee and Master Servicing Fee with respect to such Mortgage Loans in such Mortgage Pool and (y) previously unreimbursed Advances due to the Servicer, the Subservicer, the Master Servicer or the Trustee to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to such Mortgage Loans, (2) any amounts actually paid by the Servicer and the Subservicer with respect to Prepayment Interest Shortfalls and any Compensating Interest Payments with respect to such Mortgage Loans and the related Prepayment Period, (3) the portion of any Purchase Price or Substitution Amount paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by, for each Mortgage Pool, less (b) the product of (i) the applicable Pool Percentage for such Distribution Date and (ii) any other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer, the Trust Administrator, the Custodian, the Servicer and Subservicer to the extent provided in this Agreement and the Servicing Agreement; provided, however, that in the case of the Trustee, such reimbursable amounts may not exceed $[            ] during any Anniversary Year. In the event that the Trustee incurs reimbursable amounts in excess of $[            ], it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $[            ] be reimbursed to the Trustee per Anniversary Year. Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded from the $[            ] per Anniversary Year limit on reimbursable amounts.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Latest Possible Maturity Date: The Distribution Date occurring in [            ].

LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trust Administrator on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trust Administrator will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.” If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trust Administrator will designate an alternative index that has performed, or that the Trust Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The Trust Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to the Trustee and any NIMS Insurer), which opinion shall be an expense reimbursed from the Collection Account pursuant to Section 4.04, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of LIBOR by the Trust Administrator and the Trust Administrator’s subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificate: Any Class 1-A, Class 2-Al, Class 2-A2, Class M1, Class M2, Class M3, Class M4, Class M5 and Class B Certificate.

LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Certificates.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer, the Servicer or the Subservicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

Liquidation Expenses: Expenses that are incurred by the Master Servicer, the Servicer or the Subservicer in connection with the liquidation of any defaulted Mortgage Loan, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 9.06, 9.16 or 9.22.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

Lower Tier Interest: As described in the Preliminary Statement.

M1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A, Class 2-Al and Class 2-A2 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the M1 Target Amount.

M1 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) [            ]% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) [            ]% of the Cut-off Date Balance.

M2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A, Class 2-Al, Class 2-A2 and Class M1 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the M2 Target Amount.

M2 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) [            ]% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) [            ]% of the Cut-off Date Balance.

M3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A, Class 2-Al, Class 2-A2, Class M1 and Class M2 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M3 Certificates immediately prior to such Distribution Date exceeds (y) the M3 Target Amount.

M3 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) [            ]% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) [            ]% of the Cut-off Date Balance.

M4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A, Class 2-Al, Class 2-A2, Class M1, Class M2 and Class M3 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M4 Certificates immediately prior to such Distribution Date exceeds (y) the M4 Target Amount.

M4 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) [            ]% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) [            ]% of the Cut-off Date Balance.

M5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A, Class 2-Al, Class 2-A2, Class M1, Class M2, Class M3 and Class M4 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M5 Certificates immediately prior to such Distribution Date exceeds (y) the M5 Target Amount.

M5 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) [            ]% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) [            ]% of the Cut-off Date Balance.

Master Servicer: [            ], or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the sum of the product of (a) one-twelfth of the Master Servicing Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

Master Servicing Fee Rate: [            ]% per annum.

Material Defect: As defined in Section 2.02(c) hereof.

Maximum Interest Rate: With respect to any Distribution Date, an annual rate equal to: (i) in the case of the Class 1-A Certificates, for each Distribution Date on or before the Distribution Date on which the aggregate Class Principal Amount of the Class 2-Al and Class 2-A2 Certificates have been reduced to zero, an annual rate that would equal the Pool 1 Net Funds Cap for such Distribution Date if the Pool 1 Optimal Interest Remittance Amount were computed by reference to the weighted average of the excess of the maximum “lifetime” Mortgage Rates specified in the related Mortgage Notes for the Pool 1 Mortgage Loans over the Aggregate Expense Rate; (ii) in the ease of the Class 2-Al and Class 2-A2 Certificates, for each Distribution Date on or before the Distribution Date on which the aggregate Class Principal Amount of the Class 1-A Certificates have been reduced to zero, an annual rate that would equal the Pool 2 Net Fund Cap for such Distribution Date if the Pool 2 Optimal Remittance Interest Amount were computed by reference to the weighted average of the excess of the maximum “lifetime” Mortgage Rates specified in the related Mortgage Notes for the Pool 2 Mortgage Loans over the Aggregate Expense Rate and (iii) in the case of (A) the Class M1, Class M2, Class M3, Class M4, Class M5 and Class B Certificates, (B) the Class 1-A Certificates for each Distribution Date after the Distribution Date on which the aggregate Class Principal Amount of the Class 2-Al and Class 2-A2 Certificates have been reduced to zero, and (C) the Class 2-Al and Class 2-A2 Certificates for each Distribution Date after the Distribution Date on which the aggregate Class Principal Amount of the Class 1-A Certificates have been reduced to zero, an annual rate that would equal the Subordinate Net Funds Cap for such Distribution Date if the (x) Pool 1 Optimal Interest Remittance Amount were computed by reference to the weighted average of the excess of the maximum “lifetime” Mortgage Rates specified in the related Mortgage Notes for the Pool 1 Mortgage Loans over the Aggregate Expense Rate and (y) the Pool 2 Optimal Interest Remittance Amount were computed by reference to the weighted average of the excess of the maximum “lifetime” Mortgage Rates specified in the related Mortgage Notes for the Pool 2 Mortgage Loans over the Aggregate Expense Rate.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (1) the Pool 1 Monthly Excess Interest and the Pool 2 Monthly Excess Interest for such date and (2) the Aggregate Overcollateralization Release Amount for such date.

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time, including any related REO Property.

Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of [            ], 2005, for the sale of the Mortgage Loans by the Seller to the Depositor.

Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the Mortgagor’s name; (iii) the street address of the Mortgaged Property including the city, state and zip code; (iv) the original principal amount of the Mortgage Loan; (v) the Mortgage Rate at origination; (vi) the monthly payment of principal and interest at origination; (vii) the Mortgage Pool in which such Mortgage Loan is included, and (viii) whether such Mortgage Loan is subject to Prepayment Premium for voluntary prepayments by the Mortgagor, the term during which such Prepayment Premiums are imposed and the method of calculations of the Prepayment Premium. The Depositor shall be responsible for providing the Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Pool: Either Pool 1 or Pool 2.

Mortgage Rate: With respect to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the applications of the Civil Relief Act.

Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagee: The obligee or obligees under a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Net Excess Spread: With respect to any Distribution Date, (A) the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the aggregate of the Interest Remittance Amounts for each Mortgage Pool for such Distribution Date exceeds (b) the Current Interest payable with respect to the Certificates for such date and (ii) twelve, and the denominator of which is the Aggregate Loan Balance for such Distribution Date, multiplied by (B) a fraction, the numerator of which is thirty and the denominator of which is the greater of thirty and the actual number of days in the immediately preceding calendar month.

Net Funds Cap: The Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap or the Subordinate Net Funds Cap, as the context requires.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses and (ii) any unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Aggregate Expense Rate for such Mortgage Loan.

Net Prepayment Interest Shortfall: With respect to any Deposit Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over any amounts paid with respect to such shortfalls by the Servicer and the Subservicer pursuant to the Servicing Agreement or the Master Servicer, pursuant to this Agreement.

NIMS Agreement: Any agreement pursuant to which the NIM Securities are issued.

NIMS Insurer: One or more insurers issuing financial guaranty insurance policies in connection with the issuance of NIM Securities.

NIM Securities: Any net interest margin securities issued by a trust or other special purpose entity, the principal assets of such trust including the Class X Certificates and the payments received thereon, together with payments received on the Class X Cap, which principal assets back such securities.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Non-permitted Foreign Holder: As defined in Section 3.03(f).

Non-U.S. Person: Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount: With respect to any Notional Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

Notional Certificate: Any Class A-IO Certificate.

Offering Document: The Prospectus.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, and which may be in-house or outside counsel to the Depositor, the Master Servicer or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the taxation, or the federal income tax status, of each REMIC.

Original Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgage Property.

Original Value: If the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated. For all other Mortgage Loans, the Appraised Value of the related Mortgaged Property at the time the related Mortgage Loan was originated.

Overcollateralization Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Aggregate Loan Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amount of the Class 1-A, Class 2-Al, Class 2-A2, Class M1, Class M2, Class M3, Class M4, Class M5 and Class B Certificates after giving effect to distributions on such Distribution Date.

Overcollateralization Deficiency: With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Certificates resulting from the distribution of the Principal Remittance Amounts on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the applicable Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

Paying Agent: Any paying agent appointed pursuant to Section 3.08.

Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than the Class A-IO, Class X and Class R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class X and Class R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise be equal to 100%. With respect to any Class A-IO Certificate, the Percentage Interest evidenced thereby shall equal the initial Notional Amount of such Class as set forth on the face thereof divided by the initial Class Notional Amount thereof.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: An employee benefit plan or other retirement arrangement which is subject to Section 4.06 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

Pool Balance: With respect to each Mortgage Pool or Subgroup, the aggregate of the Scheduled Principal Balances of all Mortgage Loans in such Mortgage Pool or Subgroup at the date of determination.

Pool 1: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

Pool 2: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

Pool 1 Monthly Excess Interest: With respect to any Distribution Date, the amount of any Interest Remittance Amount for Pool 1 remaining after application pursuant to clauses (i) through (x) of Section 5.02(b) on such date.

Pool 2 Monthly Excess Interest: With respect to any Distribution Date, the amount of any Interest Remittance Amount for Pool 2 remaining after application pursuant to clauses (i) through (x) of Section 5.02(c) on such date.

Pool 1 Net Funds Cap: With respect to any Distribution Date and the Class 1-A Certificates, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Pool 1 Optimal Interest Remittance Amount for such date and (ii) 12, and the denominator of which is the Pool Balance for Pool 1 for the immediately preceding Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 2 Net Funds Cap: With respect to any Distribution Date and the Class 2-Al and Class 2-A2 Certificates, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Pool 2 Optimal Interest Remittance Amount for such date and (ii) 12, and the denominator of which is the Pool Balance for Pool 2 for the immediately preceding Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1 Optimal Interest Remittance Amount: With respect to each Distribution Date and the Class 1-A Certificates, (1) the product of (A) (x) the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans as of the first day of the related Collection Period, divided by (y) 12 and (B) the Pool Balance for Pool 1 for the immediately preceding Distribution Date minus (2)(A) in the case of the first 18 Distribution Dates only, an amount equal to the product of (x) [            ]% or, in the case of the first Accrual Period, [            ]% and (y) the Component Notional Amount of the A-IO(1) Component immediately prior to such Distribution Date and (B) thereafter, zero.

Pool 2 Optimal Interest Remittance Amount: With respect to each Distribution Date and the Class 2-Al and Class 2-A2 Certificates, (1) the product of (A) (x) the weighted average of the Net Mortgage Rates of the Pool 2 Mortgage Loans as of the first day of the related Collection Period, divided by (y) 12 and (B) the Pool Balance for Pool 2 for the immediately preceding Distribution Date minus (2)(A) in the case of the first 18 Distribution Dates only, an amount equal to the product of (x) [            ]% or, in the case of the first Accrual Period, [            ]% and (y) the Component Notional Amount of the A-IO(2) Component immediately prior to such Distribution Date and (B) thereafter, zero.

Pool 1 Subordinate Percentage: Immediately after any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Pool Subordinate Amount for Pool 1 and the denominator of which is the sum of the Pool Subordinate Amount for Pool 1 and Pool 2.

Pool 2 Subordinate Percentage: Immediately after any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Pool Subordinate Amount for Pool 2 and the denominator of which is the sum of the Pool Subordinate Amount for Pool 1 and Pool 2.

Pool Percentage: With respect to each Mortgage Pool and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date.

Pool Subordinate Amount: As to any Mortgage Pool and any Distribution Date, the excess of the Pool Balance for such Mortgage Pool for such Distribution Date over the aggregate Class Principal Amount of the Class 1-A Certificates (in the case of Pool 1) and the Class Principal Amount of the Class 2-Al and Class 2-A2 Certificates (in the case of Pool 2), in each case, immediately prior to the related Distribution Date.

Prepayment Interest Excess Amount: Not applicable.

Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month’s interest at the applicable Mortgage Rate (as reduced by the Servicing Fee, as applicable, in the case of Principal Prepayments in full) on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period: The calendar month immediately preceding the month in which the Servicer Remittance Date occurs.

Prepayment Premium Schedule: As of any date, the list of Prepayment Premiums on the Mortgage Loans included in the Trust on such date, included as part of the Mortgage Loan Schedule at Schedule A (including the Prepayment Premium Summary attached thereto). The Prepayment Premium Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Prepayment Premium:

(i)	the Mortgage Loan identifying number;

(ii)	a code indicating the type of Prepayment Premium;

(iii)	the state of origination of the related Mortgage Loan;

(iv)	the date on which the first Scheduled Payment was due on the related Mortgage Loan;

(v)	the term of the related Prepayment Premium; and

(vi)	the Scheduled Principal Balance of the Mortgage Loan as of the Cut-off Date.

Such Prepayment Charge Schedule shall be amended from time to time by the Seller and a copy of such amended Prepayment Charge Schedule shall be furnished by the Seller.

Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan.

Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

Principal Distribution Amount: With respect to each Mortgage Pool and any Distribution Date, an amount equal to the Principal Remittance Amount for such Mortgage Pool for such date minus the Aggregate Overcollateralization Release Amount, if any, allocable to such Mortgage Pool, for such Distribution Date (based on the Pool Percentage).

Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the Servicing Agreement.

Principal Remittance Amount: With respect to each Mortgage Pool and any Distribution Date, (a) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period whether by the Servicer, the Subservicer, the Master Servicer or the Trustee (less unreimbursed Advances due to the Master Servicer, the Servicer, the Subservicer or the Trustee with respect to the related Mortgage Loans, to the extent allocable to principal), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period on the Mortgage Loans in such Mortgage Pool, (iii) the outstanding principal balance of each Mortgage Loan in such Mortgage Pool that was purchased from the Trust Fund during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan in such Mortgage Pool during the related Prepayment Period allocable to principal, and (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) to the extent not reimbursed from the Interest Remittance Amount, the related Pool Percentage for such date of any other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer, the Trust Administrator, the Custodian, the Servicer and the Subservicer to the extent provided in this Agreement and the Servicing Agreement and to the extent the Interest Remittance Amount is less than amounts reimbursable to the Trustee pursuant to Section 4.04(b)(i), the product of (x) the applicable Pool Percentage for such Distribution Date and (y) any amounts reimbursable during the related Anniversary Year to the Trustee therefrom and not reimbursed from the Interest Remittance Amount, or otherwise; provided, however, that such reimbursable amounts from the Interest Remittance Amount and the Principal Remittance Amount may not exceed $[            ] in the aggregate during any Anniversary Year. In the event that the Trustee incurs reimbursable amounts in excess of $[            ], it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $[            ] be reimbursed to the Trustee per Anniversary Year. Notwithstanding the foregoing, costs and expenses incurred by the Trust Administrator pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded from the $[            ] per Anniversary Year limit on reimbursable amounts.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus: The prospectus supplement dated [            ], 2005, together with the accompanying prospectus dated [            ], relating to the Class A, Class M and Class B Certificates.

Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan; (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date; (c) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any applicable federal, state or local predatory or abusive lending law arising from or in connection with the origination of such Mortgage Loan; (d) the fair market value of all other property being purchased. The Master Servicer, the Servicer and the Subservicer (or the Trustee or the Trust Administrator, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer, the Servicer or the Subservicer under this Agreement or the Servicing Agreement (or to the Trustee or the Trust Administrator, if applicable), together with any accrued and unpaid compensation due to the Master Servicer, the Trust Administrator, the Servicer, the Subservicer or the Trustee hereunder or thereunder; and (e) the amount of any penalties, fines, forfeitures, legal fees and related costs, judgements and any other costs, fees and expenses incurred by or imposed on the Depositor, the Trustee, or the Trust or with respect to which any of them are liable arising from a breach by the Seller of its representations and warranties in Section 2.03.

QIB: As defined in Section 3.03(c).

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account, the Trust Administration Account or the Collection Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates or the NIM Securities, the Trustee shall terminate such contract without penalty and be entitled to the return of all finds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(iv) provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account, the Trust Administration Account or the Collection Account, as the case may be, not later than the Business Day prior to any Distribution Date.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan, (vii) has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (viii) has the same Due Date as the Deleted Mortgage Loan, (ix) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan, (x) is current as of the date of substitution, (xi) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xii) has been underwritten by the Seller or in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xiii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiv) is secured by the same property type as the Deleted Mortgage Loan, (xv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Mortgage Loan Purchase Agreement, (xvi) has the same or higher lien position as the Deleted Mortgage Loan, (xvii) contains provisions covering the payment of Prepayment Premium by the Mortgager for early prepayment of the Mortgage Loan at least as favorable as the Deleted Mortgage Loan, (xviii) for any Mortgage Loan to be substituted into Pool 1, has an original Scheduled Principal Balance within the maximum dollar amount limitations prescribed by FNMA and FHLMC for conforming one-to-four-family mortgage loans, (xix) is covered by a primary mortgage insurance policy if the Deleted Mortgage Loan was so covered, (xx) has a maturity date not later than the maturity date of the latest maturing Mortgage Loan in the Mortgage Pool as of the Closing Date, (xxi) has the same Mortgage Index as the Deleted Mortgage Loan; (xxii) if originated on or after November 27,

2003, is not a “high cost” loan subject to the New Jersey Home Ownership Security Act of 2003; and (xxiii) if originated on or after January 1, 2004, is not a “high-cost” loan subject to the New Mexico Home Loan Protection Act. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rating Agency: Each of S&P, Moody’s and Fitch.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer, the Servicer or the Subservicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such Originator in the related Cooperative Property.

Record Date: With respect to each Class of Certificates (other than any Class X and Class R Certificates) and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date. With respect to the Class X and Class R Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Related Senior Principal Distribution Amount: For each Mortgage Pool and any Distribution Date an amount equal to the lesser of (x) the aggregate Class Principal Amount of the Class 1-A Certificates (with respect to Pool 1) or the Class Principal Amount of the Class 2-Al and Class 2-A2 Certificates (with respect to Pool 2) immediately prior to that Distribution Date and (y) the product of (a) the Senior Principal Distribution Amount and (b) the related Senior Proportionate Percentage, in each case for such date.

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Civil Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

REMIC: Each pool of assets in the Trust Fund designated as a REMIC pursuant to Section 10.01(a) hereof.

REMIC 1: As described in the Preliminary Statement.

REMIC 2: As described in the Preliminary Statement.

REMIC 3: As described in the Preliminary Statement.

REMIC 4: As described in the Preliminary Statement.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Required Reserve Fund Amount: With respect to any Distribution Date on which the Net Excess Spread is less than [            ]%, the amount, if any by which (a) the product of [            ]% and the Aggregate Loan Balance for such date exceeds (b) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date. With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than [            ]%, the amount, if any, by which (i) $1,000 exceeds the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date; provided, however, that on any Distribution Date on which the Class Principal Amount of each Class of LIBOR Certificates has been reduced to zero, the Required Reserve Fund Amount shall be zero.

Residual Certificate: The Class R Certificate.

Responsible Officer: When used with respect to the Trustee or the Trust Administrator, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, or any officer, working in its Corporate Trust Office and having responsibility for the administration of this Agreement, and any other Officer to whom a matter arising under this Agreement may be referred.

Restricted Certificate: Any Class X or Class R Certificate.

Restricted Global Security: As defined in Section 3.01(c).

Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date, and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by the Servicer, the Subservicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, as specified in the Mortgage Loan Schedule. The Scheduled Principal Balance of any Liquidated Mortgage Loan shall be zero.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Seller: New York Mortgage Funding, LLC, or any successor in interest.

Senior Certificate: Any Class A Certificate.

Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount has been distributed on such Distribution Date and no Trigger Event has occurred) and the denominator of which is the Aggregate Loan Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Senior Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Distribution Date, an amount equal to 100% of the Principal Distribution Amount for all three Mortgage Pools and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the lesser of (x) the Principal Distribution Amount for all three Mortgage Pools and (y) the amount, if any by which (A) the aggregate Class Principal Amount of the Class 1-A, Class 2-Al and Class 2-A2 Certificates immediately prior to such Distribution Date exceeds (B) the Senior Target Amount.

Senior Priorities: With respect to each Mortgage Pool, the priority of distributions on the Class A Certificates described in subsections 5.02(d)(i)(A) and 5.02(d)(i)(B).

Senior Proportionate Percentage: With respect to Pool 1 and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date. With respect to Pool 2 and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

Senior Target Amount: With respect to each Distribution Date, an amount equal to the lesser of (a) the product of (i) [            ]% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (ii) [            ]% of the Cut-off Date Balance.

Servicer Remittance Date: The day in each calendar month on which the Servicer and the Subservicer are required to remit payments to the Collection Account, as specified in the Servicing Agreement, which is the 18th day of each calendar month (or, if such 18th day is not a Business Day, the next succeeding Business Day).

Servicer: The Servicer specified in the Servicing Agreement.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer and Subservicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and fire and hazard insurance coverage and (e) any losses sustained by the Servicer and the Subservicer with respect to the liquidation of the Mortgaged Property.

Servicing Agreement: The Securitization Servicing Agreement dated as of [            ], 2005, among the Seller, the Servicer, the Subservicer and the Master Servicer, and any other servicing agreement entered into between a successor servicer or successor subservicer and the Seller pursuant to the terms of this Agreement.

Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.

Servicing Fee Rate: With respect to each Mortgage Loan, the rate specified in the Servicing Agreement.

Servicing Standard: The servicing and administration of the Mortgage Loans for which the Servicer or Subservicer is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or Subservicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer’s or Subservicer’s own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Trust Fund or any Person to which the Mortgage Loans may be transferred by the Trust Fund, (c) without regard to (i) any relationship that the Servicer or Subservicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions; (ii) the right of the Servicer or Subservicer to receive compensation or other fees for its services rendered pursuant to this Agreement; (iii) the obligation of the Servicer or Subservicer to make Servicing Advances; (iv) the ownership, servicing or management by the Servicer or Subservicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties; and (v) any debt the Service or any affiliate of the Servicer or Subservicer has extended to any mortgagor or any affiliate of such mortgagor, and (d) in accordance with the applicable state, local and federal laws, rules and regulations.

Simple Interest Method: Not Applicable.

Simple Interest Mortgage Loan: None.

Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

Stepdown Date: The later to occur of (x) the Distribution Date in [            ] and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than or equal to [            ]%.

Subservicer: The Subservicer specified in the Servicing Agreement.

Subordinate Certificate: Any Class M1, Class M2, Class M3, Class M4, Class M5, Class B or Class X Certificate.

Subordinate Net Funds Cap: With respect to any Distribution Date will equal the weighted average of the Pool 1 Net Funds Cap and the Pool 2 Net Funds Cap, weighted on the basis of the Pool Subordinate Amount for each Mortgage Pool; provided, however, that on or after the Distribution Date on which the Certificate Principal Amounts of the Senior Certificates related to any one of the Mortgage Pools have been reduced to zero, the Subordinate Net Funds Cap will equal the weighted average of the Pool 1 Net Funds Cap and the Pool 2 Net Funds Cap, weighted on the basis of the respective Pool Balances of the Mortgage Pools.

Substitution Amount: The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon; any related unpaid Advances or Servicing Advances or unpaid Servicing Fees; and the amount of any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of the Deleted Mortgage Loan.

Target Amount: With respect to any Distribution Date, an amount equal to the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount: With respect to any Distribution Date (a) prior to the Stepdown Date, will equal approximately $[            ], and (b) on or after the Stepdown Date, will equal the lesser of (i) approximately $[            ] or [            ]% of the Cut-off Date Balance and (ii) [            ]% of the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period, but in no event less than approximately $[            ] or [ ]% of the Cut-off Date Balance.

Tax Matters Person: The “tax matters person” as specified in the REMIC Provisions.

Telerate Page 3750: The display currently so designated as “Page 3750” on the Bridge Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Termination Price: As defined in Section 7.01.

Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

Total Distribution Amount: With respect to any Distribution Date, the sum of (i) the aggregate of the Interest Remittance Amounts for such date; (ii) the aggregate of the Principal Remittance Amounts for such date; and (iii) all Prepayment Premiums collected during the related Prepayment Period.

Trigger Event: A Trigger Event shall have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding Collection Period equals or exceeds [            ]% of the Senior Enhancement Percentage for such Distribution Date, or (ii) if a Cumulative Loss Trigger Event shall have occurred.

Trust Administrator: [                    ], not in its individual capacity but solely as Trust Administrator, or any successor in interest, or if any successor Trust Administrator shall be appointed as herein provided, then such successor Trust Administrator.

Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor’s rights under the Mortgage Loan Purchase Agreement and the Servicing Agreement, the Basis Risk Cap and all amounts received from the Cap Provider thereunder, such amounts as shall from time to time be held in the Collection Account, Collection Account, any Custodial Account and any Escrow Account, the Basis Risk Reserve Fund, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a). The Class X Cap shall not be an asset of the Trust Fund, and the Trustee shall hold the Class X Cap separate and apart from the assets of the Trust Fund, solely for the benefit of the Class X Certificateholder.

Trustee: [            ], not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee shall be appointed as herein provided, then such successor in interest or successor trustee, as the case may be.

Trustee Fee: A fixed annual fee which is paid by the Master Servicer from its Master Servicing Fee.

UCC: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Underwriter: [            ]

Underwriter’s Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Unpaid Basis Risk Shortfall: With respect to any Distribution Date, any LIBOR Certificate, the aggregate of all Basis Risk Shortfalls with respect to such Certificate remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate (calculated without giving effect to the applicable Net Funds Cap or Subordinate Net Funds Cap) but limited to a rate no greater than the Maximum Interest Rate.

Upper Tier REMIC: REMIC 4.

Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, [            ]% of all Voting Interests shall be allocated to the Class A, Class M and Class B Certificates. Voting Interests shall be allocated among such Certificates based on the product of (i) [            ]% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount of all Certificates then outstanding and the denominator is the Aggregate Loan Balance then outstanding. At all times during the term of this Agreement, [            ]% of all Voting Interests shall be allocated to each Class of the Class A-IO, Class R and Class X Certificates, while they remain outstanding. Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts) or Percentage Interests.

Section 1.02 Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trust Administrator as supplied to the Trust Administrator by the Master Servicer. The Trust Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer, the Servicer or the Subservicer.

Section 1.03 Calculations Respecting Accrued Interest.

Accrued interest, if any, on the Certificates (other than the Class A-IO Certificates) shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period. Accrued interest, if any, on the Class A-IO Certificates shall be calculated based upon a 360-day year consisting of twelve 30-day months, i.e. 30 days’ of interest shall accrue with respect to such Class for each Distribution Date after the initial Distribution Date.

ARTICLE II

DECLARATION OF TRUST;

ISSUANCE OF CERTIFICATES

Section 2.01 Creation and Declaration of Trust Fund: Conveyance of Mortgage Loans.

(a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, any Escrow Account established pursuant to Section 9.06 and any Basis Risk Reserve Fund established pursuant to Section 5.06 and all amounts from time to time credited to and the proceeds of each such account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreement, but only to the extent assigned under the Mortgage Loan Purchase Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein. The Depositor hereby directs the Trustee, solely in its capacity as Trustee hereunder, to execute and deliver, concurrently with the execution and delivery of this Agreement, the Cap Agreement. The Trustee shall have no duty or responsibility to enter into any other interest rate cap agreement upon the expiration or termination of the Cap Agreement. The Class X Cap shall not be an asset of the Trust Fund, and the Trustee shall hold the Class X Cap separate and apart from the assets of the Trust Fund, solely for the benefit of the Class X Certificateholder.

(b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or the Custodian acting on the Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i) the original Mortgage Note, endorsed either (A) in blank or (B) in the form of the Form of Endorsement set forth in Exhibit B-4 hereto, or with respect to any lost Mortgage Note, an original Lost Note Affidavit, in the form set forth in Exhibit E hereto, stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) the original of any guarantee executed in connection with the Mortgage Note assigned to the Trustee;

(iii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by an Officer’s Certificate of the Depositor to be a true and complete copy of the original submitted for recording, together with a written Opinion of Counsel for the Depositor acceptable to the Trustee that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iv) with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to “[            ], as Trustee of New York Mortgage Trust, Series 2005-[            ]”, without recourse or (C) to the order of the Trustee;

(v) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments or, in the case of an intervening assignment that has been lost, a written Opinion of Counsel for the Seller acceptable to the Trustee that such original intervening assignment is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi) the original or a certified copy of lender’s title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy, with an original or a certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable);

(vii) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, or as to any such agreement which cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Custodian is a true copy and that the original of such agreement has been forwarded to the public recording office;

(viii) an electronic certification evidencing the existence of the Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required; and

(ix) the original of any security agreement or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Custodian is a true copy and that the original of such document has been forwarded to the public recording office.

The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

(c) MERS is the record owner of all of the Mortgage Loans. The Seller shall, or shall cause the Servicer or the Subservicer, at the expense of the Seller, to take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. With respect to each Cooperative Loan, the Seller shall, or at its expense, the Seller shall, or shall cause the Servicer or the Subservicer to, take such actions as are necessary under applicable law in order to perfect the interest of the Trustee in the related Mortgaged Property.

(d) In instances where a Title Insurance Policy is required to be delivered to the Trustee or the Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Seller will provide a copy of such Title Insurance Policy to the Trustee, or to the Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, herewith delivers to any NIMS Insurer and the Trustee, or to the Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the Custodian on behalf of the Trustee shall be held by the Master Servicer, the Servicer or the Subservicer in trust for the benefit of the Trustee and the Certificateholders.

Section 2.02 Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund.

(a) The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the Custodian on behalf of the Trustee, will execute and deliver to the Depositor, the Master Servicer, the Trustee and any NIMS Insurer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the Custodial Agreement as Exhibit B-1, as applicable).

(b) Within 45 days after the Closing Date, the Trustee or the Custodian on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the Custodian on behalf of the Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c) If in the course of the review described in paragraph (b) above the Trustee or the Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Trustee, or the Custodian on behalf of the Trustee, discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Master Servicer. Within 90 days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Trustee with an Officer’s Certificate confirming that such cure has been effected). If the Seller does not so cure such Material Defect, the Seller shall, if a loss has been incurred or if a loss is incurred in the future, with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Seller to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Seller, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(d) Within 180 days following the Closing Date, the Trustee, or the Custodian, shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer a Final Certification substantially in the form attached as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f) Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02 and the Custodial Agreement.

(g) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges a receipt of the Mortgage Loan Purchase Agreement and the Servicing Agreement.

Section 2.03 Representations and Warranties of the Depositor and the Seller.

(a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders and to the Master Servicer, the Trust Administrator and any NIMS Insurer as of the Closing Date or such other date as is specified, that:

(i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii) Immediately prior to the transfer by the Depositor to the Trust of each Mortgage Loan, the Depositor bad good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trust;

(iv) The Depositor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

(v) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted; and

(b) The Seller hereby represents and warrants to the Trustee, for the benefit of Certificateholders and to the Master Servicer, the Trust Administrator, the Depositor and any NIMS Insurer as of the Closing Date or such other date as is specified, that:

(i) the Seller is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller;

(ii) the Seller has the entity power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the

Agreement, and has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii) the Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

(iv) the execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the articles of organization or operating agreement of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound; and

(v) no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

(c) The Seller hereby represents and warrants to the Trustee, for the benefit of Certificateholders and to the Master Servicer, the Trust Administrator, the Depositor and any NIMS Insurer as of the Closing Date or such other date as is specified, with respect to the Mortgage Loans, that:

(i) the information set forth in the Mortgage Loan Schedule relating to the Mortgage Loans is true and correct in all material respects as of the related Cut-off Date;

(ii) as of the Closing Date, the Mortgage File relating to each Mortgage Loan contains each of the documents and instruments specified to be included therein;

(iii) each Mortgaged Property is improved by a one- to four-family single family residential dwelling. No Mortgaged Property is a mobile home. No Mortgaged Property securing any Mortgage Loans is a manufactured home;

(iv) each Mortgage Loan is a closed-end mortgage loan and all amounts due under the related Mortgage Note have been advanced. Each Mortgage Loan has an original term to maturity from the date on which the first Scheduled Payment is due of not more than 30 years. No more than [            ]% of the Mortgage Loans are Balloon Mortgage Loans;

(v) each Mortgage Note in respect of a Mortgage Loan provides for level monthly payments sufficient to fully amortize the principal balance of such Mortgage Note on its maturity date, except for no more than [            ]% of the Mortgage Loans (by Cut-off Date Balance) which provide for payments of interest only during the first [five] years of the Mortgage Loan before adjusting to a fully amortizing Mortgage Loan over the remaining term;

(vi) except in the case of Cooperative Loans, if any, each Mortgage requires all buildings or other improvements on the related Mortgaged Property to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the guidelines of FNMA or FHLMC. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of the current guidelines of the Federal Flood Insurance Administration. Each Mortgage obligates the related Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, each Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance; provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement;

(vii) each Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and (a) the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission and (b) no Mortgagor has been released, in whole or in part, from its obligations under the related Mortgage Note;

(viii) each Mortgage evidences a valid, subsisting, enforceable and perfected first lien on the related Mortgaged Property, [except for no more than [            ]% of the Mortgage Loans (by Cut-off Date Balance) which represent second liens on the related Mortgage Property, (including all improvements on the Mortgaged Property)]. The lien of the Mortgage is subject only to: (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage [and in the case of any second lien Mortgage Loans, the related First Lien]. Any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee in connection with, a Mortgage Loan establishes a valid, subsisting and enforceable first lien[ or in the case of a second lien Mortgage Loan], a second lien, on the property described therein and the Purchaser has full right to sell and assign the same to the Trustee;

(ix) except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a “Lien”); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfer and assignment herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Purchaser (or its assignee);

(x) no Mortgage Loan was more than one calendar month delinquent as of the Cut-off Date; the Seller has not advanced funds to, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

(xi) there is no delinquent tax, fee or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

(xii) no Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(xiii) none of the Mortgage Loans are retail installment contracts for goods or services or are home improvement loans for goods or services, which would be either “consumer credit contracts” or “purchase money loans” as such terms are defined in 16 C.F.R. § 433.1;

(xiv) no Mortgagor has or will have a claim or defense against the Seller or any assignor or assignee of the Seller under any express or implied warranty with respect to goods or services provided in connection with any Mortgage Loan;

(xv) the Mortgage, the Mortgage Note and the other Related Documents contain the entire agreement of the parties and all obligations of the Seller under the related Mortgage Loan, and no other agreement defines, modifies or expands the obligations of the Seller under the Mortgage Loan;

(xvi) there is no mechanics’ lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage, and no rights are outstanding that under law could give rise to such a lien except those which are insured against by the title insurance policy referred to in Section 3.2(xix) below;

(xvii) each Mortgage Loan at the time it was made complied with, and each Mortgage Loan at all times was serviced in compliance with, in each case, in all material respects, applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending and disclosure laws and predatory and abusive lending laws;

(xviii) with respect to each Mortgage Loan, either (a) a lender’s title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee’s interest under the related Mortgage Loan as the holder of a valid first [or second mortgage] lien of record on the real property described in the Mortgage, subject only to the exceptions of the character referred to in Section 3.2(ix) above, was valid and in full force and effect on the date of the origination of such Mortgage Loan and as of the Closing Date or (b) an attorney’s opinion of title was prepared in connection with the origination of such Mortgage Loan;

(xix) the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Section 9.15 of this Agreement;

(xx) a flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 9.15 of this Agreement, if and to the extent required by Section 9.15 of this Agreement;

(xxi) each Mortgage Note and the related Mortgage are genuine, and each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan and the Mortgagee had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise;

(xxii) no more than [            ]% of the Mortgage Loans (by the Cut-off Date Balance) are secured by Mortgaged Properties located within any single zip code area;

(xxiii) the terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument included in the related Mortgage File which has been recorded or is in the process of being recorded, if necessary to protect the interests of the Noteholders and which has been or will be delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and was approved, if required, by the related primary mortgage guaranty insurer, if any. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or, except as provided in Section 2.2 hereof, are in the process of being recorded;

(xxiv) except as provided in subclause (x) above, there are no defaults in complying with the terms of the Mortgage, and any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(xxv) there is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(xxvi) all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xxvii) no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the

Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

(xxviii) the proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

(xxix) each Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and, in certain circumstances, additional real estate collateral;

(xxx) no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994;

(xxxi) there is no obligation on the part of the Seller or any other party to make payments in respect of a Mortgage Loan, in addition to those made by the Mortgagor;

(xxxii) with respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Noteholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxxiii) no Mortgage Loan contains (i) provisions pursuant to which Scheduled Payments are (A) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor or (B) paid by any source other than the Mortgagor or (ii) contains any other similar provisions which may constitute a “buydown” provision. No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

(xxxiv) the related First Lien, if any, requires equal monthly payments, unless such First Lien is a Balloon Mortgage Loan, or if it bears an adjustable interest rate, the monthly payments for the related First Lien may be adjusted no more frequently than monthly;

(xxxv) either (a) no consent for the origination of a Mortgage Loan in a second priority lien position is required by the holder of the related First Lien or (b) such consent has been obtained and is contained in the Mortgage File;

(xxxvi) with respect to any First Lien that provides for negative amortization or deferred interest, the balance of such First Lien used to calculate the Combined Loan-to-Value Ratio for the Mortgage Loan is based on the maximum amount of negative amortization possible under such First Lien. With respect to any First Lien which is an open-ended loan, the Combined Loan-to-Value Ratio was calculated based on the maximum amount of principal which the borrower may incur thereunder;

(xxxvii) the maturity date of the Mortgage Loan is prior to the maturity date of the related First Lien, if any, if such First Lien provides for a balloon payment. No Mortgage Loan provides for negative amortization;

(xxxviii) all parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee, servicer or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (b)(l) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks having principal offices in such state, or (4) not doing business in such state so as to require qualification or licensing;

(xxxix) the Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

(xl) any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Seller to make future advances to the Mortgagor at the option of the Mortgagor;

(xli) the Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial or non-judicial foreclosure. Since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. To the best of Seller’s knowledge, there is no homestead or other exemption available to the Mortgagor, which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and neither the Seller nor the Servicer has any knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xlii) except as provided in subclause (x), there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

(xliii) all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

(xliv) all amounts received after the Cut-off Date with respect to the Mortgage Loans to which the Seller is not entitled will be deposited into the Collection Account as of the Closing Date;

(xlv) all of the Mortgage Loans were originated in accordance with the underwriting criteria set forth in the Prospectus Supplement; At least [            ]% and [            ]% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively (by Cut-off Date Loan Group Principal Balance), were originated pursuant to one of the Seller’s full documentation origination programs; no more than [            ]% and [            ]% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively (by Cut-off Date Loan Group Principal Balance), were originated pursuant to one of the Seller’s stated documentation origination programs; and no more than [            ]% and [            ]% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively (by Cut-off Date Loan Group Principal Balance), were originated pursuant to one of the Seller’s six-month bank statement programs;

(xlvi) each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in the Prospectus Supplement; each Mortgage Note and Mortgage is in substantially the form approved by FNMA or FHLMC or one of the forms attached as an exhibit to the Trust Agreement;

(xlvii) the Mortgage Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust;

(xlviii) all appraisals were performed by qualified independent appraisers after analysis of other sales of properties in the area in which the related Mortgaged Property is located, and a full interior inspection appraisal was performed on forms acceptable to either FNMA or FHLMC in connection with each Mortgaged Property;

(xlix) each hazard insurance policy required to be maintained under Section 9.15 of this Agreement with respect to the Mortgage Loan is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect;

(l) each Mortgage Loan was (i) originated by the Seller or an affiliate of the Seller, or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD or (ii) acquired by the Seller directly through loan brokers or correspondents such that (a) the Mortgage Loan was originated in conformity with the Seller’s underwriting guidelines, (b) the Seller approved the Mortgage Loan prior to funding and (c) the Seller provided the funds used to originate the Mortgage Loan and acquired the Mortgage Loan on the date of origination thereof;

(li) the Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae or Freddie Mac;

(lii) in the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except, in connection with a trustee’s sale after default by the Mortgagor;

(liii) each Mortgaged Property is located in the state identified on the related Mortgage Loan Schedule and consists of a single parcel of real property with a one-family residence erected thereon, or an attached or detached or semi-detached two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development. With respect to each Cut-off Date Loan Group Principal Balance (a) no more than [            ]% and [            ]% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively (by Cut-off Date Loan Group Principal Balance), are secured by real property improved by two- to four-family or multifamily dwellings. No Mortgaged Property is held under a ground lease;

(liv) no Mortgage Loan had a Combined Loan-to-Value Ratio at the time of origination of more than 100%;

(lv) no more than [            ]% and [            ]% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively (by Cut-off Date Loan Group Principal Balance), are secured by Mortgaged Properties that are investment properties;

(lvi) the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Section 3.1 (viii);

(lvii) each Mortgage Loan was originated on or after [            ];

(lviii) the Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the Seller’s creditors;

(lix) to the best of the Seller’s knowledge, no improvement located on or being part of the related Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under applicable law;

(lx) for purposes of the REMIC Provisions, each Mortgage Loan is an obligation which satisfies the test set forth below in either clause (a) or clause (b):

(A) the fair market value, as reduced by the amount of any lien on such property that is senior to the lien securing such property and further reduced by the proportionate amount of any lien in parity with such obligation, of the interest in real property securing the obligation was at least equal to 80% of the adjusted issue price of the obligation at the time the obligation was originated or is at least equal to 80% of the adjusted issue price of the obligation at the time the obligation is contributed to the REMIC, or

(B) substantially all of the proceeds of the obligation were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the obligation;

(lxi) [Reserved];

(lxii) there do not exist any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can be reasonably expected to materially adversely affect the value or marketability of the Mortgage Loan;

(lxiii) each of the documents and instruments included in a Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans. The Mortgage or an assignment of mortgage has been recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note;

(lxiv) no Mortgage Loan is a construction loan;

(lxv) the Seller is in possession of a complete Mortgage File, except those documents delivered as directed by the Purchaser, and there are no custodial agreements in effect adversely affecting the right or ability of the Seller to make the document deliveries required hereby;

(lxvi) no Mortgaged Property was, as of the Closing Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

(lxvii) to the best of the Seller’s knowledge, the Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities;

(lxviii) the Seller has no knowledge of any toxic or hazardous substances affecting the Mortgaged Property or any violation of any local, state, or federal environmental law, rule, or regulation. The Seller has no knowledge of any pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule, or regulation is an issue;

(lxix) none of the Mortgage Loans is subject to a bankruptcy plan;

(lxx) the collection practices used by the Seller with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business. The Mortgage Loans have been serviced in accordance with the terms of the Mortgage Notes and applicable law. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control with, the Seller, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note;

(lxxi) the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Purchaser pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

(lxxii) no Mortgage Loans which are secured in property located within the State of Georgia are “high-cost loans” as defined by the Georgia Fair Lending Act of 2002 or any other applicable predatory and abusive lending legislation;

(lxxiii) none of the Mortgage Notes that evidence or constitute the Mortgage Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee;

(lxxiv) no Mortgage Loan is a “high-cost,” “high-cost home,” “covered,” “high-risk home” or “predatory” loan under any applicable federal, state or local predatory or abusive lending law; and no Mortgage Loan originated on or after November 27, 2003, is a “high cost” loan subject to the New Jersey Home Ownership Security Act of 2003;

(lxxv) no Mortgage Loan originated on or after January 1, 2004 is a “high-cost” loan subject to the New Mexico Home Loan Protection Act;

(lxxvi) with respect to the Mortgage Loans in Loan Group 1:

(A) No Mortgage Loan was originated on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia and no Mortgage Loan that was originated on or after March 7, 2003, which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(B) The servicer for each Mortgage Loan in Loan Group 1 has fully furnished in the past (and the Seller shall cause any applicable servicer to furnish in the future), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

(C) The Cut-off Date Balance of each such Mortgage Loan in Loan Group 1 does not exceed the maximum original loan amount limitations set forth in the Freddie Mac Seller/Servicer Guide with respect to first lien, one-to-four family residential mortgage loans;

(D) No Mortgage Loan in Loan Group 1 was at the time of origination subject to the Home Ownership and Equity Protection Act of 1994 (15 USC § 1602(c)), Regulation Z (12 CFR 226.32) or any comparable state law;

(E) With respect to any Mortgage Loan in Group 1 originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

(lxxvii) the information set forth in the Prepayment Premium Schedule included as part of the Mortgage Loan Schedule (including the Prepayment Premium Summary attached thereto) is complete, true and correct in all material respects on the date or dates on which such information is furnished and each Prepayment Premium is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure) under applicable state law.

(lxxviii) the Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of a refinanced Mortgage Loan, and evidence of such receipt is and will remain in the Mortgage File;

(lxxix) to the best of the Seller’s knowledge, no error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(lxxx) no Mortgage Loan has a balloon payment feature;

(lxxxi) to the best of the Seller’s knowledge, no statement, report or other document constituting a part of the Mortgage File contains any material untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading which would, either individually or in the aggregate, have a material adverse effect on the value of the Mortgage Loans;

(lxxxii) no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;

(lxxxiii) the Seller has no specific information that provides Seller any reason to believe that any borrower will default under a Mortgage Loan, or that foreclosure proceedings will be commenced with respect to any such Mortgage Loan, within the six months immediately following the Closing Date;

(lxxxiv) no Mortgage Loan imposes a Prepayment Premium for a term in excess of three years;

(lxxxv) all Mortgage Loans were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory lending laws;

(lxxxvi) no Mortgage Loan is a “High Cost Loan” or “Covered Loan”, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Glossary, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(lxxxvii) no Mortgage Loan is either (a) a “high-cost home” loan as defined in the New Jersey Home Ownership Act effective November 27, 2003 (“NJHOA”) or (b) a “high cost” loan as defined in the New Mexico Home Loan Protection Act effective January 1, 2003 (“NMHLPA”), and that based on its review of the NJHOA and the NMHLPA, the Mortgage Loans will qualify under the safe harbor provisions of the NJHOA and the NMHLPA; and

(lxxxviii) No Mortgage Loan that is secured by property located in Illinois is in violation of the provisions of the Illinois Interest Act (815 Ill. Comp. Stat. 205/1 et seq.).

(d) To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Seller under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee, any Certificateholder or any NIMS Insurer hereunder shall be their rights to enforce the obligations of the Seller under any applicable representation or warranty made by it. The Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

Section 2.04 Discovery of Breach.

It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 2.03, (ii) of the Seller set forth in Section 2.03 and (iii) of the Servicer and the Subservicer assigned by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement and to the Trustee pursuant to the Servicing Agreement, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. With respect to the representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Depositor, the Seller, the Trust Administrator, the Trustee, the Master Servicer, the Servicer or

the Subservicer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the Mortgage Loans or the interests of the Certificateholders or the Trustee therein, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation or warranty, remedies for breach will apply to such inaccuracy. Any breach of the representation and warranty set forth in clauses (xxi), (xxxiv), (lxxii), (lxxiv), (lxxv), (lxxvi), (lxxxv), (lxxxvi), (lxxxvii) and (lxxxviii) of Section 3.2 of the Mortgage Loan Purchase Agreement shall be deemed to materially and adversely affect the interest of the Trust in that Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty. Upon discovery by any of the Depositor, the Master Servicer, the Trust Administrator or the Trustee of a breach of any of such representations and warranties made by the Seller that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of the discovery by the Seller of a breach of any representation or warranty given to the Trustee by the Seller or the Seller’s receipt of written notice of such a breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price (or, with respect to Mortgage Loans as to which there is a breach of a representation or warranty set forth in Section 3.2 of the Mortgage Loan Purchase Agreement, at the purchase price therefor paid by the Seller under the Mortgage Loan Purchase Agreement) or (c) within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

Section 2.05 Repurchase, Purchase or Substitution of Mortgage Loans.

(a) With respect to any Mortgage Loan repurchased by the Seller pursuant to this Agreement, the principal portion of the funds received by the Trust Administrator in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account or the Custodial Account, as applicable. Upon receipt by the Trust Administrator of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of notification from the Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), the Trustee shall release or cause to be released and reassign to the Depositor or the Seller, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the related Servicer and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan. The Seller indemnifies and holds the Trust Fund, the Master Servicer, the Trust Administrator, the Trustee, the Depositor, and NIMS Insurer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Trust Administrator, the Depositor, any NIMS Insurer and any Certificateholder may sustain in connection with any actions of such Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Purchase Agreement, to the extent that any such action causes an Adverse REMIC Event.

(b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trust Administrator (or the Custodian) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Seller must deliver to the Trustee (or the Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing granting language substantially comparable to that set forth in the first paragraph of Section 2.01(a); and (ii) the Seller will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Trustee, at the expense of the Seller and at the direction and with the cooperation of the Servicer or the Subservicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the Servicer or the Subservicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

(c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and any NIMS Insurer has received an Opinion of Counsel addressed to the Trustee (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not cause an Adverse REMIC Event.

Section 2.06 Grant Clause.

(a) It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class Principal Amount of the Certificates in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

(b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of this Agreement. The Depositor shall, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the jurisdiction of organization of the Seller or the Depositor, (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

ARTICLE III

THE CERTIFICATES

Section 3.01 The Certificates.

(a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount, or Notional Principal Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount (or Notional Amount) specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Class X Certificate and the Class R Certificate shall each be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates.

(b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trust Administrator upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trust Administrator or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trust Administrator or the Authenticating Agent for authentication and the Trust Administrator or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

(c) [Reserved].

Section 3.02 Registration.

The Trust Administrator is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”). A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trust Administrator and the appointment of a successor Trust Administrator. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any NIMS Insurer and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03 Transfer and Exchange of Certificates.

(a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trust Administrator shall execute, and the Trust Administrator or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount or Percentage Interest as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and the Trust Administrator or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent, an affiliate (as defined in Rule 405 under the 1933 Act) of the Depositor or the Placement Agent or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 1 44A under the Securities Act of 1933, as amended (the “Act”) by a transferor that has provided the Trust Administrator with a certificate in the form of Exhibit F hereto; and

(ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 50l(a)(1), (2), (3) or (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Trust Administrator a letter of the transferee substantially in the form of Exhibit G hereto.

(d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trust Administrator has received (A) a certificate substantially in the form of Exhibit H hereto (or Exhibit D-1, in the case of a Residual Certificate) from such transferee or (B) an Opinion of Counsel satisfactory to the Trust Administrator, to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Trust Administrator, the NIMS Insurer or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trust Administrator will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trust Administrator, has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code. Each Transferee of an ERISA-Restricted Certificate that is a Book-

Entry Certificate shall be deemed to have made the representations set forth in Exhibit H. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Master Servicer, the Trust Administrator, any NIMS Insurer or the Depositor.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates. The Trust Administrator shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions. The Trust Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trust Administrator in accordance with the foregoing requirements. The Trustee and the Trust Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of any such Plan any payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee or the Trust Administrator shall be paid and delivered by the Trustee or the Trust Administrator to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

(e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trust Administrator an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-Permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Trust Administrator an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trust Administrator may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor, the Master Servicer, the Trust Administrator, any NIMS Insurer and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-Permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-Permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-Permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Trust Administrator shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Trust Administrator shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Trust Administrator shall be entitled, but not obligated, to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trust Administrator shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trust Administrator that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

(g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(h) [Reserved].

Section 3.04 Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trust Administrator or the Certificate Registrar.

Section 3.05 Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Trust Administrator or any Authenticating Agent or (ii) the Trust Administrator or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trust Administrator and the Authenticating Agent and any NIMS Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and the Trust Administrator or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trust Administrator and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06 Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar, any NIMS Insurer and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar, any NIMS Insurer nor any agent of any of them shall be affected by notice to the contrary.

Section 3.07 Temporary Certificates.

(a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trust Administrator shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive

Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trust Administrator without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trust Administrator shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08 Appointment of Paying Agent.

The Trust Administrator is hereby appointed to act as the initial Paying Agent for the purpose of making distributions to Certificateholders hereunder. Upon the resignation or removal of the Trust Administrator, the Trustee, subject to the consent of the NIMS Insurer, may appoint a successor Paying Agent (which may be the Trustee). The Trustee shall cause such successor Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trust Administrator to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trust Administrator, the Trust Administrator shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

Section 3.09 Book-Entry Certificates.

(a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i) the provisions of this Section 3.09 shall be in full force and effect;

(ii) the Depositor, the Master Servicer, the Trust Administrator, the Paying Agent, the Registrar, any NIMS Insurer and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee and the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c) If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee and the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer’s Certificate from the Clearing Agency advise the Trustee, the Trust Administrator and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trust Administrator shall notify any NIMS Insurer and shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trust Administrator shall issue the Definitive Certificates. Neither the Depositor nor the Trust Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable, with respect to such Definitive Certificates and the Trustee and the Trust Administrator shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. Notwithstanding the foregoing, the Trust Administrator, upon the instruction of the Depositor, shall have the right to issue Definitive Certificates on the Closing Date in connection with credit enhancement programs.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01 Collection Account.

(a) On the Closing Date, the Trust Administrator shall open and shall thereafter maintain a segregated account held in trust (the “Collection Account”), entitled “Collection Account”, as Trust Administrator, in trust for the benefit of the Holders of New York Mortgage Trust, Series 2005-[            ]”. The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Trust Administrator shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c) The Trust Administrator shall give to the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Trust Administrator shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Trust Administrator under this Agreement.

(d) The Trust Administrator shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date. Thereafter, the Trust Administrator shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Servicer Remittance Date and one Business Day following receipt thereof, the following amounts received by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) all payments on account of principal, including Principal Prepayments and Late Collections, on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans, including Prepayment Premiums, in all cases, net of the Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

(iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees with respect to such Mortgage Loans (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and

9.21) and (y) any amounts reimbursable to the Servicer with respect to such Mortgage Loan under the Servicing Agreement and retained by the Servicer;

(iv) all Insurance Proceeds;

(v) all Advances made by the Master Servicer, the Servicer and the Subservicer pursuant to Section 5.04 or the Servicing Agreement;

(vi) all amounts paid by the Servicer and the Subservicer with respect to Prepayment Interest Shortfalls and any Compensating Interest Payment made by the Master Servicer; and

(vii) the Purchase Price of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan and any purchase price paid by any NIMS Insurer for the purchase of any Distressed Mortgage Loan under Section 7.04.

(e) Funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the Distribution Date (except that if such Eligible Investment is an obligation of the Trust Administrator, then such Eligible Investment shall mature not later than such applicable Distribution Date) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trust Administrator in trust for the benefit of the Trustee and Holders of New York Mortgage Trust, Series 2005-[            ]. All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.05 hereof, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans (other than Prepayment Premiums) need not be deposited by the Trust Administrator, Master Servicer, Servicer or the Subservicer in the Collection Account and may be retained by the Master Servicer, the Servicer or the Subservicer as additional servicing compensation. If the Trust Administrator deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

Section 4.02 Application of Funds in the Collection Account.

The Trust Administrator may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i) to reimburse the Master Servicer, the Servicer and Subservicer for Advances or Servicing Advances made by it, by the Servicer or by the Subservicer pursuant to Section 5.04 of the Servicing Agreement; such right to reimbursement pursuant to this subclause (i) is limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s, the Servicer’s or the Subservicer’s right thereto shall be prior to the rights of the Certificateholders;

(ii) to reimburse the Master Servicer, the Servicer and the Subservicer, following a final liquidation of a Mortgage Loan (except as otherwise provided in the Servicing Agreement) for any previously unreimbursed Advances made by it, by the Servicer and by the Subservicer (A) that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances exceed the related Liquidation Proceeds or insurance Proceeds, it being understood, in the case of each such reimbursement, that such Master Servicer’s, Servicer’s and Subservicer’s right thereto shall be prior to the rights of the Certificateholders;

(iii) to reimburse the Master Servicer, the Servicer or the Subservicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 9.22(c) or the Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Master Servicing Fee Rate and the Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s, Servicer’s or the Subservicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv) to reimburse the Master Servicer, the Servicer or the Subservicer for expenses incurred by and recoverable by or reimbursable to it, the Servicer or the Subservicer pursuant to Sections 9.04, 9.05(b), 9.07(a), 9.30 or 11.15;

(v) to pay to the Depositor or the Seller, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

(vi) subject to Section 5.05, to pay to the Master Servicer income earned on the investment of funds deposited in the Collection Account;

(vii) to make payment to the Trustee pursuant to any provision of this Agreement or to reimburse itself for any expenses reimbursable to it pursuant to Section 6.12; provided, however, that any amounts in excess of the annual cap described in clause (b) of the definition of “Interest Remittance Amount” and clause (b) of the definition of “Principal Remittance Amount” in any Anniversary Year, other than costs and expenses incurred by the Trustee pursuant to Section 6.14, in connection with any transfer of servicing, shall not be withdrawn from the Collection Account and paid to the Trustee and the Trustee’s reimbursement for such excess amounts shall be made pursuant to Section 5.02(b) and 5.02(c) hereof;

(viii) to make distributions to Certificateholders pursuant to Article V;

(ix) to make payment to itself, the Master Servicer and others pursuant to any provision of this Agreement;

(x) to withdraw funds deposited in error in the Collection Account;

(xi) to clear and terminate the Collection Account pursuant to Section 7.02;

(xii) to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trust Administrator or a successor Master Servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trust Administrator thereto shall be prior to the rights of the Certificateholders; and

(xiii) to reimburse the Servicer and the Subservicer for such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer and the Subservicer, to the extent provided in the Servicing Agreement.

In connection with withdrawals pursuant to subclauses (i), (iii), (iv), (vi) and (vii) above, the Master Servicer’s, the Servicer’s, the Subservicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause (i), (iii), (iv) and (vi).

Section 4.03 Reports to Certificateholders.

(a) On each Distribution Date, the Trust Administrator shall have prepared (based solely on information provided by the Master Servicer) and shall make available to the Trustee, any NIMS Insurer and each Certificateholder a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

(i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates other than any Class of Notional Certificates, to the extent applicable, allocable to principal on the Mortgage

Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest and the calculation thereof;

(iii) the amount, if any, of any distribution to the Holders of the Class X Certificate and the Residual Certificate;

(iv) (A) the aggregate amount of any Advances required to be made by or on behalf of the Servicer, the Subservicer (or the Master Servicer) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v) by Mortgage Pool and in the aggregate, the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(vi) the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

(vii) the amount of all Prepayment Premiums distributed to the Class X Certificates;

(viii) by Mortgage Pool, and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(ix) the amount of the Master Servicing Fees and the Servicing Fees paid during the Collection Period to which such distribution relates;

(x) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Master Servicer by the Servicer or Subservicer, (a) remaining outstanding (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties;

(xi) the aggregate Scheduled Principal Balance of any Mortgage Loans in any Mortgage Pool with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

(xiii) the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xiv) the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

(xv) with respect to each Mortgage Pool, the Interest Remittance Amount and the Principal Remittance Amount applicable to such Distribution Date;

(xvi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Collection Account and the amounts actually distributed);

(xvii) the amount of any Overcollateralization Deficiency Amount after giving effect to the distributions made on such Distribution Date;

(xviii) the level of LIBOR and the Interest Rate of the Certificates; and

(xix) the amount of any payments made by the Cap Provider to the Trust Fund under the Basis Risk Cap and the Class X Cap.

In the case of information furnished pursuant to subclauses (i), (ii) and (vi) above, the amounts shall (except in the case of the report delivered to the holder of the Class X Certificate) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

The Trust Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Trustee, any NIMS Insurer, Certificateholders and the Rating Agencies via the Trust Administrator’s internet website. The Trust Administrator’s internet website shall initially be located at “[            ].” Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at [            ]. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Trust Administrator based solely on Mortgage Loan data provided to the Trust Administrator by the Master Servicer (in a format agreed to by the Trust Administrator and the Master Servicer) no later than 12:00 p.m.(noon) Eastern Standard Time four Business Days prior to the Distribution Date. In preparing or furnishing the foregoing information to the Trust Administrator, the Trustee and any NIMS Insurer, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by the Servicer or the Subservicer, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided to the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

(b) Upon the reasonable advance written request of any NIMS Insurer and any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee, shall be promptly forwarded to the Trust Administrator, the Trust Administrator shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by the Servicer or the Subservicer under the Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from the Servicer or the Subservicer, and provide) to any NIMS Insurer and such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as any NIMS Insurer or such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Trust Administrator shall be entitled to be reimbursed by such Certificateholder for the actual expenses incurred in providing such reports and access.

(c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trust Administrator shall prepare and make available to any NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to any NIMS Insurer and the Certificateholders pursuant to Section 4.03(a) on an annual basis as may be required to enable any NIMS Insurer and such Holders to prepare their federal income tax returns; provided, however, that this Section 4.03(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Trust Administrator shall be deemed to have satisfied this requirement if it forwards such information in any other format permitted by the Code. The Master Servicer shall provide the Trust Administrator with such information as is necessary for the Trust Administrator to prepare such reports and the Trust Administrator may rely solely upon such information. The Trust Administrator shall provide any NIMS Insurer with the required tax information applicable to any NIMS Insurer.

(d) The Trust Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Master Servicer shall provide the Trust Administrator with such information as is necessary for the Trust Administrator to prepare such reports, and the Trust Administrator shall be entitled to rely upon such information.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01 Distributions Generally.

(a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by wire transfer in immediately available funds to an account specified in writing to the Trust Administrator at least five (5) Business Days prior to the first Distribution Date to such Certificateholder and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

Section 5.02 Distributions from the Collection Account.

(a) On each Distribution Date the Trust Administrator (or the Paying Agent on behalf of the Trustee) shall withdraw from the Collection Account the Total Distribution Amount (to the extent such amount is on deposit in the Collection Account) and shall allocate such amount to the interests issued in respect of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 and shall distribute such amount as specified in this Section. All allocations and distributions made between and with respect to Pool 1 and Pool 2 in this Section shall be made concurrently.

(b) On each Distribution Date, the Trust Administrator shall distribute the Interest Remittance Amount for Pool 1 for such date in the following order of priority:

(i) concurrently, pro rata to the Class 1-Al Certificates and the A-IO(1) Component, Current Interest (taking into account the Pool 1 Net Funds Cap, if applicable) for such Classes and Component and such Distribution Date and any

Carryforward Interest for such Classes and Component and such Distribution Date; provided, however, that any shortfall in Current Interest shall be allocated among the Class 1-A Certificates and the A-IO(l) Component in proportion to the amount of Current Interest that would otherwise be distributable thereon;

(ii) concurrently, pro rata to the Class 2-Al and Class 2-A2 Certificates and the A-IO(2) Component, Current Interest (taking into account distributions pursuant to subsection 5.02(c)(i) below, as applicable, and the related Net Funds Cap, if applicable) for such Classes and Components and such Distribution Date and any Carryforward Interest for such Classes and Components and such Distribution Date;

(iii) to the Class M1 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(iv) to the Class M2 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(v) to the Class M3 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(vi) to the Class M4 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(vii) to the Class M5 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(viii) to the Class B Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(ix) to the Trustee, any amounts reimbursable pursuant to Section 4.02(x) and not previously reimbursed to the Trustee; and

(x) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (f) of this Section, any Interest Remittance Amount for Pool 1 remaining after application pursuant to clauses (i) through (x) above.

(c) On each Distribution Date, the Trust Administrator shall distribute the Interest Remittance Amount for Pool 2 for such date in the following order of priority:

(i) concurrently, pro rata to the Class 2-Al, Class 2-A2 Certificates and the A-IO(2) Component, Current interest (taking into account the Pool 2 Net Funds Cap, if applicable) for each such Class and Component and such Distribution Date and any

Carryforward Interest for each such Class and Component and such Distribution Date; provided, however, that any shortfall in Current Interest shall be allocated among the Class 2-Al and Class 2-A2 Certificates and the A-IO(2) Component in proportion to the amount of Current Interest that would otherwise be distributable thereon;

(ii) concurrently, pro rata to the Class 1-A Certificates and the A-IO(l) Component, Current Interest (taking into account distributions pursuant to subsection 5.02(b)(i) above, as applicable, and the related Net Funds Cap, if applicable) for such Class and Component and such Distribution Date and any Carryforward Interest for such Class and Component and such Distribution Date;

(iii) to the Class M1 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(iv) to the Class M2 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(v) to the Class M3 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(vi) to the Class M4 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(vii) to the Class M5 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(viii) to the Class B Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) and any Carryforward Interest for such Class and such Distribution Date;

(ix) to the Trustee, any amounts reimbursable pursuant to Section 4.02(x) and not previously reimbursed to the Trustee; and

(x) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (f) of this Section, any Interest Remittance Amount for Pool 2 remaining after application pursuant to clauses (i) through (x) above.

(d) On each Distribution Date, the Trust Administrator shall distribute the Principal Distribution Amount with respect to each Mortgage Pool for such date as follows:

(i) On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trustee will make the following distributions, concurrently:

(A) For Pool 1: Until the aggregate Certificate Principal Amount of the Class 1-A, Class 2-Al, Class 2-A2, Class M1, Class M2, Class M3, Class M4, Class M5 and Class B Certificates equals the Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

(1) to the Class 1-A Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(2) sequentially to the Class 2-Al and Class 2-A2 Certificates, after giving effect to distributions pursuant to subsection 5.02(d)(i)(B)(l) below for such Distribution Date, in that order, until their respective Class Principal Amounts are reduced to zero;

(3) to the Class M1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(4) to the Class M2 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(5) to the Class M3 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(6) to the Class M4 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(7) to the Class M5 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(8) to the Class B Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

(9) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (f) of this Section, any Principal Distribution Amount for Pool 1 remaining after application pursuant to clauses (1) through (8) of this Section 5.02(d)(i)(A).

(B) For Pool 2: Until the aggregate Certificate Principal Amount of the Class 1-A, Class 2-Al, Class 2-A2, Class M1, Class M2, Class M3, Class M4, Class M5 and Class B Certificates equals the Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

(1) sequentially, to the Class 2-Al and Class 2A-2 Certificates, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

(2) to the Class 1-A Certificates, after giving effect to distributions pursuant to subsection 5.02(d)(i)(A)(l) above, until its Class Principal Amount is reduced to zero;

(3) to the Class M1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(4) to the Class M2 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(5) to the Class M3 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(6) to the Class M4 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(7) to the Class M5 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(8) to the Class B Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

(9) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (f) of this Section, any Principal Distribution Amount for Pool 2 remaining after application pursuant to clauses (1) through (8) of this Section 5.02(d)(i)(B).

Any Principal Distribution Amount remaining on any Distribution Date after the Target Amount is achieved will be applied as part of Monthly Excess Cashflow for such Distribution Date as provided in subsection (f) of this Section.

(ii) On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount for each Mortgage Pool for such date will be distributed in the following order of priority:

(A) (1) so long as the Class M1, Class M2, Class M3, Class M4, Class M5 or Class B Certificates are outstanding, to the Class 1-A Certificates (from amounts generated by Pool 1, except as provided below) and to the Class 2-Al and Class 2-A2 Certificates (from amounts generated by Pool 2, except as provided below), in each case, in accordance with the related Senior Priorities set forth above, an amount equal to the lesser of (x) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date and (y) the Related Senior Principal Distribution Amount for such Mortgage Pool for such Distribution Date, in each case, until the Class Principal Amount of each such Class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Related Senior Principal Distribution Amount for such Mortgage Pool, such excess shall be applied to the

Senior Certificates of the other Mortgage Pool in accordance with its related Senior Priorities, in proportion to their respective Class Principal Amounts after giving effect to distributions on such date, but in an amount not to exceed the Senior Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) or (y) of this clause (1) on such Distribution Date); or (2) if none of the Class M1, Class M2, Class M3, Class M4, Class M5 or Class B Certificates are outstanding, to the Class 1-A, Class 2-Al and Class 2-A2 Certificates (in accordance with their related Senior Priorities), the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date;

(B) to the Class M1 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class 1-A, Class 2-Al and Class 2-A2 Certificates on such date pursuant to clause (A) above, and (y) the M1 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(C) to the Class M2 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class 1-A, Class 2-Al, Class 2-A2 and Class M1 Certificates on such date pursuant to clauses (A) and (B) above, and (y) the M2 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(D) to the Class M3 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class 1-A, Class 2-Al, Class 2-A2, Class M1 and Class M2 Certificates on such date pursuant to clauses (A), (B) and (C) above, and (y) the M3 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(E) to the Class M4 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class 1-A, Class 2-Al, Class 2-A2, Class M1, Class M2 and Class M3 Certificates on such date pursuant to clauses (A) through (D) above, respectively, and (y) the M4 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(F) to the Class M5 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class 1-A, Class 2-Al, Class 2-A2, Class M1, Class M2, Class M3 and Class M4 Certificates on such date pursuant to clauses (A) through (E) above, respectively, and (y) the M5 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(G) to the Class B Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class 1-A, Class 2-Al, Class 2-A2, Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates on such date pursuant to clauses (A) through (F) above, respectively, and (y) the B Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero; and

(H) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (f) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (A) through (G) above.

Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Certificates in the order of priority set forth above until the Class Principal Amount of each such Class has been reduced to zero.

(e) On each Distribution Date, the Trust Administrator shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

(i) for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority:

(A) concurrently, in proportion to the aggregate Class Principal Amount of the Senior Certificates related to each Mortgage Pool, after giving effect to previous principal distributions on such Distribution Date pursuant to subsections 5.02(d)(i)(A) and 5.02(d)(i)(B), to the Class 1-A, Class 2-A1 and Class 2-A2 Certificates, in accordance with their related Senior Priorities;

(B) to the Class M1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(C) to the Class M2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(D) to the Class M3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(E) to the Class M4 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(F) to the Class M5 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

(G) to the Class B Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(ii) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

(A) concurrently, in proportion to the aggregate Class Principal Amount of the Class A Certificates related to each Mortgage Pool, after giving effect to previous principal distributions on such Distribution Date pursuant to subsections 5.02(d)(i)(A) and 5.02(d)(i)(B), to the Class 1-A, Class 2-A1 and Class 2-A2 Certificates, in accordance with their related Senior Priorities, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of the Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Senior Target Amount;

(B) to the Class M1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount for such Class, and the Class 1-A, Class 2-Al and Class 2-A2 Certificates, after giving effect to distributions on such Distribution Date, equals the M1 Target Amount;

(C) to the Class M2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount for such Class, the Class M1, Class 1-A, Class 2-A1 and Class 2-A2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount;

(D) to the Class M3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount for such Class, the Class M1, Class M2, Class 1-A, Class 2-A1 and Class 2-A2 Certificates, after giving effect to distributions on such Distribution Date, equals the M3 Target Amount;

(E) to the Class M4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount for such Class, the Class M1, Class M2, Class M3, Class 1-A, Class 2-Al and Class 2-A2 Certificates, after giving effect to distributions on such Distribution Date, equals the M4 Target Amount;

(F) to the Class M5 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount for such Class, the Class M1, Class M2, Class M3, Class M4, Class 1-A, Class 2-Al and Class 2-A2 Certificates, after giving effect to distributions on such Distribution Date, equals the M5 Target Amount; and

(G) to the Class B Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount for such Class, the Class M5.

Class M4, Class M3, Class M2, Class M1, Class 1-A, Class 2-Al and Class 2-A2 Certificates, after giving effect to distributions on such Distribution Date, equals the B Target Amount;

(iii) to the Basis Risk Reserve Fund, an amount equal to the Basis Risk Payment for such Distribution Date, and then from the Basis Risk Reserve Fund in the following order of priority:

(A) concurrently, in proportion to their respective Unpaid Basis Risk Shortfalls, after giving effect to previous distributions on such Distribution Date, to the Class 1-A, Class 2-A1 and Class 2-A2 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

(B) to the Class M1 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

(C) to the Class M2 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

(D) to the Class M3 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

(E) to the Class M4 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

(F) to the Class M5 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

(G) to the Class B Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date; and

(H) to the Class X Certificateholder, the sum of (a) any amounts remaining in the Basis Risk Reserve Fund, after taking into account distributions pursuant to clauses (A) through (G) above, in excess of the Required Reserve Fund Amount for such Distribution Date, and (b) any amounts paid by the Cap Provider to the Trust Fund with respect to the Class X Cap;

(iv) to the Class M1 Certificates, any Deferred Amount for such Class and such Distribution Date;

(v) to the Class M2 Certificates, any Deferred Amount for such Class and such Distribution Date;

(vi) to the Class M3 Certificates, any Deferred Amount for such Class and such Distribution Date;

(vii) to the Class M4 Certificates, any Deferred Amount for such Class and such Distribution Date;

(viii) to the Class M5 Certificates, any Deferred Amount for such Class and such Distribution Date;

(ix) to the Class B Certificates, any Deferred Amount for such Class and such Distribution Date;

(x) to the Class X Certificate, the Class X Distributable Amount for such Distribution Date; and

(xi) to the Class R Certificate, any amount remaining on such date after application pursuant to clauses (i) through (xi) above.

(f) On each Distribution Date, an amount equal to the aggregate of all Prepayment Premiums collected during the preceding Prepayment Period shall be distributed to the Class X Certificate.

Section 5.03 Allocation of Losses.

On each Distribution Date, the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5 and Class B Certificates will be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

(i) to the Class B Certificates, until the Class Principal Amount thereof has been reduced to zero;

(ii) to the Class M5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(iii) to the Class M4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(iv) to the Class M3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(v) to the Class M2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

(vi) to the Class M1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

Section 5.04 Advances by Master Servicer, Servicer, Subservicer and Trust Administrator.

(a) Subject to Section 9.07, Advances shall be made in respect of each Deposit Date as provided herein. If, on any Determination Date, the Servicer and the Subservicer determine that any Scheduled Payments due during the related Collection Period (other than Balloon Payments) have not been received, the Servicer and the Subservicer shall advance such amount to the extent provided in the Servicing Agreement. If the Servicer and the Subservicer fail to remit Advances required to be made under the Servicing Agreement, the Master Servicer shall (in its capacity as successor Servicer) make, or shall cause the successor Servicer to make, such Advance on the Deposit Date immediately following such Determination Date. If the Master Servicer determines that an Advance is required, it shall on the Deposit Date immediately following such Determination Date either (i) remit to the Trust Administrator from its own funds (or funds advanced by the applicable Servicer) for deposit in the Collection Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Trust Administrator for deposit in the Collection Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trust Administrator for deposit in the Collection Account on or before any future Deposit Date to the extent that funds in the Collection Account on such Deposit Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. The Master Servicer, the Servicer and the Subservicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance.

(b) In the event that each of the Master Servicer, the Servicer or the Subservicer fails for any reason to make an Advance required to be made pursuant to this Section 5.04 on or before the Deposit Date, the Trustee, as successor Master Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Collection Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer, the Servicer and the Subservicer that would have been deposited in such Collection Account over (b) the amount of any Advance made by the Master Servicer, the Servicer and the Subservicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Collection Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

Section 5.05 Compensating Interest Payments.

The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Prepayment Interest Shortfalls relating to such Distribution Date are required to be paid but not actually paid by the Servicer and the Subservicer on the applicable Servicer Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

Section 5.06 Basis Risk Reserve Fund.

(a) On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the holders of the Certificates, a Basis Risk Reserve Fund, into which the Seller shall deposit $1,000. In addition, the Trust Administrator shall hold the Basis Risk Cap as an asset in the Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trust Administrator held pursuant to this Agreement.

(b) The Trust Administrator shall account for the Cap Agreement as though it comprised two component cap agreements – the Basis Risk Cap and the Class X Cap. The Class X Cap shall not be an asset of the Trust Fund or the Basis Risk Reserve Fund. On each Distribution Date the Trust Administrator shall distribute to the Class X Certificateholder pursuant to Section 5.02(f)(iii)(H) of this Agreement any payments made by the Cap Provider to the Trust Fund for such Distribution Date with respect to the Class X Cap, and the Trust Administrator shall not treat such payments as amounts on deposit in the Basis Risk Reserve Fund for purposes of determining the Required Reserve Fund Amount for any Distribution Date. On each Distribution Date the Trust Administrator shall distribute in the order of priority and to the extent specified in Section 5.02(f)(iii) of this Agreement the sum of (without duplication) (a) any payments made by the Cap Provider to the Trust Fund for such Distribution Date with respect to the Basis Risk Cap, (b) any amounts then on deposit in the Basis Risk Reserve Fund, including any earnings thereon, in respect of the Basis Risk Cap and (c) the Basis Risk Payment, if any, for such Distribution Date. On any Distribution Date, any amounts that the Trust Administrator is not required to distribute from the Basis Risk Reserve Fund pursuant to Section 5.02(f)(iii) of this Agreement shall remain on deposit in the Basis Risk Reserve Fund.

(c) Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments. The Class X Certificate shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Seller on behalf of the Holder thereof shall direct the Trust Administrator, in writing, as to investment of amounts on deposit therein. The Seller shall be liable for any losses incurred on such investments. In the absence of written instructions from the Seller as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the [            ] Account.

ARTICLE VI

CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR; EVENTS OF

DEFAULT

Section 6.01 Duties of Trustee and Trust Administrator.

(a) The Trustee, except during the continuance of an Event of Default, and the Trust Administrator, undertake to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee or the Trust Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Trust Administrator. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee or the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, unless the Trust Administrator is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

(b) Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are on their face in the form required by this Agreement; provided, however, that neither the Trustee nor the Trust Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, the Servicer or the Subservicer to the Trustee or the Trust Administrator pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Trust Administrator pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform on its face to the form required by this Agreement in a material manner the Trustee shall notify the Person providing such resolutions, certificates, statements, opinions, reports or other documents of the non-conformity, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders and any NIMS Insurer and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders and any NIMS Insurer.

(c) Neither the Trustee nor the Trust Administrator shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, neither the Trustee nor the Trust Administrator shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Neither the Trustee nor the Trust Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

(ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

(iii) For all purposes under this Agreement, the Trust Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to furnish information to the Trust Administrator when required to do so) unless a Responsible Officer of the Trust Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trust Administrator at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement;

(iv) No provision of this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee or the Trust Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement;

(v) Neither the Trustee nor the Trust Administrator shall be responsible for any act or omission of the Master Servicer, the Depositor, the Seller or the Custodian and neither the Trust Administrator nor the Trustee shall be responsible for any act or omission of the other.

(d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee and makes reference to this series of Certificate or this Agreement, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e) Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of any NIMS Insurer or the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator or exercising any trust or power conferred upon the Trustee or the Trust Administrator, as applicable, under this Agreement.

(f) Neither the Trustee nor the Trust Administrator shall be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Trust Administrator, as applicable, to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Servicer or the Subservicer under this Agreement or the Servicing Agreement except during such time, if any, as the Trust Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g) The Trustee shall not be held liable by reason of any insufficiency in the Collection Account resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(h) The Trustee shall not and, except as otherwise provided herein, the Trust Administrator shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account, the Trust Administration Account or the Collection Account, as applicable. Except as otherwise provided herein, neither the Trustee nor the Trust Administrator shall have any duty to confirm or verify the contents of any reports or certificates of the Master Servicer, the Servicer or the Subservicer delivered to the Trustee or the Trust Administrator pursuant to this Agreement believed by the Trustee or the Trust Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

(i) Neither the Trust Administrator nor the Trustee shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee or the Trust Administrator, as applicable, unless it shall be proved that the Trustee or the Trust Administrator, as applicable, was negligent in ascertaining the pertinent facts.

(j) Notwithstanding anything in this Agreement to the contrary, neither the Trust Administrator nor the Trustee shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or the Trust Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) Neither the Trust Administrator nor the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another.

Section 6.02 Certain Matters Affecting the Trustee and the Trust Administrator.

Except as otherwise provided in Section 6.01:

(i) Each of the Trustee and the Trust Administrator may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) Each of the Trustee and the Trust Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) Neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv) Unless an Event of Default shall have occurred and be continuing, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by any NIMS Insurer or the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such expense or liability or payment of such estimated expenses from any NIMS Insurer or the Certificateholders, as applicable, as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Trust Administrator conferred on them by such appointment, provided that each of the Trustee and the Trust Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that neither the Trustee nor the Trust Administrator shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee or the Trust Administrator, as applicable;

(vi) Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders or any NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or any NIMS

Insurer shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(vii) The right of the Trustee and the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Trust Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act; and

(viii) Neither the Trustee nor the Trust Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

Section 6.03 Trustee and Trust Administrator Not Liable for Certificates.

The Trustee and the Trust Administrator make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee and the Trust Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee and the Trust Administrator shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Collection Account, the Trust Administration Account any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee and the Trust Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall not, and except as otherwise provided herein, the Trust Administrator shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04 Trustee and the Trust Administrator May Own Certificates.

The Trustee and the Trust Administrator and any Affiliate or agent of either of them in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee, Trust Administrator or such agent.

Section 6.05 Eligibility Requirements for Trustee and Trust Administrator.

The Trustee and the Trust Administrator hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or the Servicer (except in the case of the Trust Administrator). If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Trust Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 6.06.

Section 6.06 Resignation and Removal of Trustee and the Trust Administrator.

(a) Each of the Trustee and the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee or the Trust Administrator, as applicable, the Depositor, any NIMS Insurer and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor Trust Administrator, as applicable, acceptable to any NIMS Insurer by written instrument, one copy of which instrument shall be delivered to the resigning Trustee and the resigning Trust Administrator, as applicable, one copy to the successor trustee or successor Trust Administrator, as applicable, and one copy to each of the Master Servicer and any NIMS Insurer. If no successor trustee or successor Trust Administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Trust Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor Trust Administrator, as applicable.

(b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor or any NIMS Insurer, (ii) the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) the Trust Administrator shall fail to observe or perform in any material respect any of the covenants or agreements of the Trust Administrator contained in this Agreement, including any failure to remit payment to the Trustee on the Deposit Date which failure continues unremedied for a period of one Business Day (unless such failure to remit payment is directly caused by a failure by the Master Servicer to remit payments to the Trust Administrator and the Trustee has not terminated the Master Servicer as a result of such failure to remit, in which case the Trust Administrator shall remit payment as promptly as possible, but in no case later than one Business Day after recovering payment from the Master Servicer), (iv) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, (v) the continued use of the Trustee or Trust Administrator would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating or (vi) the Depositor desires to replace the Trust Administrator with a successor Trust Administrator, which successor is willing to sign the Form 10-K

Certification, then the Depositor, the Master Servicer, the Trustee (with regard to clause (iii) only) or any NIMS Insurer shall remove the Trustee or the Trust Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor Trust Administrator, as applicable, acceptable to any NIMS Insurer and the Master Servicer by written instrument, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed, one copy each to the successor trustee or successor Trust Administrator, as applicable, and one copy to the Master Servicer and any NIMS Insurer.

(c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates (or any NIMS Insurer in the event of failure of the Trustee or Trust Administrator, as applicable, to perform its obligations hereunder) may at any time upon 30 days’ written notice to the Trustee or the Trust Administrator, as applicable, and to the Depositor remove the Trustee or the Trust Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized (or by any NIMS Insurer), one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee, one copy each to the Master Servicer and any NIMS Insurer; the Depositor shall thereupon appoint a successor trustee or successor Trust Administrator, as applicable, in accordance with this Section mutually acceptable to the Depositor, the Master Servicer and any NIMS Insurer.

(d) Any resignation or removal of the Trustee or the Trust Administrator, as applicable, and appointment of a successor trustee or successor Trust Administrator pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or the successor Trust Administrator, as applicable, as provided in Section 6.07.

Section 6.07 Successor Trustee and Successor Trust Administrator.

(a) Any successor trustee or successor Trust Administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, any NIMS Insurer and to its predecessor trustee or predecessor Trust Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor Trust Administrator, as applicable, shall become effective and such successor trustee or successor Trust Administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or Trust Administrator, as applicable, herein. A predecessor trustee shall deliver to the Trustee or any successor trustee (or assign to the Trustee its interest under each Custodial Agreement, to the extent permitted thereunder), all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee or predecessor Trust Administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor Trust Administrator, as applicable, all such rights, powers, duties and obligations.

(b) No successor trustee or successor Trust Administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or successor Trust Administrator shall be eligible under the provisions of Section 6.05.

(c) Upon acceptance of appointment by a successor trustee or successor Trust Administrator, as applicable, as provided in this Section, the predecessor trustee or predecessor Trust Administrator, as applicable, shall mail notice of the succession of such trustee or Trust Administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee or predecessor Trust Administrator, as applicable.

Section 6.08 Merger or Consolidation of Trustee or the Trust Administrator.

Any Person into which the Trustee or Trust Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Trust Administrator shall be a party, or any Persons succeeding to the business of the Trustee or Trust Administrator, shall be the successor to the Trustee or Trust Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that, in the case of the Trustee, such Person shall be eligible under the provisions of Section 6.05.

Section 6.09 Appointment of Co-Trustee, Separate Trustee or Custodian.

(a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee and any NIMS Insurer, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trust Administrator to make Advances pursuant to Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

(b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer and any NIMS Insurer.

(d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g) The Trustee shall pay the reasonable compensation of the co-trustees requested by the Trustee to be so appointed (which compensation shall not reduce any compensation payable to the Trustee) and, if paid by the Trustee, shall be a reimbursable expense pursuant to Section 6.12.

Section 6.10 Authenticating Agents.

(a) The Trust Administrator will act as the Authenticating Agent and shall be authorized to act on behalf of the Trustee in authenticating Certificates. Upon the removal or resignation of the Trust Administrator, the Trustee may appoint a successor Authenticating Agent. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities and acceptable to any NIMS Insurer.

(b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, any NIMS Insurer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, any NIMS Insurer and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and any NIMS Insurer and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

Section 6.11 Indemnification of Trustee and Trust Administrator.

The Trustee and the Trust Administrator and their respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss,

liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder or under the Cap Agreement, any Mortgage Loan Purchase Agreement, the Servicing Agreement or any Custodial Agreement, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i) with respect to any such claim, the Trustee or the Trust Administrator, as applicable, shall have given the Depositor, the Master Servicer, any NIMS Insurer and the Holders written notice thereof promptly after a Responsible Officer of the Trustee or the Trust Administrator, as applicable, shall have knowledge thereof provided that the failure to provide such prompt written notice shall not affect the Trustee’s or Trust Administrator’s right to indemnification hereunder;

(ii) while maintaining control over its own defense, the Trustee or the Trust Administrator, as applicable, shall cooperate and consult fully with the Depositor, the Master Servicer and any NIMS Insurer in preparing such defense; and

(iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee or the Trust Administrator, as applicable, entered into without the prior consent of the Depositor, the Master Servicer and any NIMS Insurer, which consent shall not be unreasonably withheld.

The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Trust Administrator, as applicable, and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 6.12 Fees and Expenses of Trust Administrator, Trustee and Custodian.

The Trust Administrator shall be entitled to the Trust Administrator Fee and the Trustee shall be entitled to a Trustee Fee (which shall be paid by the Master Servicer from its Master Servicing Fee), and reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trust Administrator or Trustee, as applicable, in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment and any amounts described in Section 10.01 to which such party is entitled as provided therein), except for expenses, disbursements and advances incurred by the Trustee or Trust Administrator in the routine administration of its duties hereunder and any such expenses arising from its negligence, bad faith or willful misconduct. The Custodian shall receive compensation and reimbursement or payment of its expenses under the Custodial Agreement as provided therein; provided that, to the extent required under Section 6 of the Custodial Agreement, the Trustee is hereby authorized to pay such compensation from amounts on deposit in the Collection Account prior to any distributions to Certificateholders pursuant to Section 5.02 hereof.

Section 6.13 Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee or the Trust Administrator may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee or the Trust Administrator shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee or the Trust Administrator shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee or the Trust Administrator shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee or the Trust Administrator shall subsequently receive any such amount, it may withdraw such request.

Section 6.14 Events of Default; Trustee To Act; Appointment of Successor.

(a) The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i) Any failure by the Master Servicer to furnish to the Trust Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.03(a) (other than with respect to the information referred to in clauses (xviii), (xix), (xx) and (xxi) of such Section 4.03(a)) which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or the Trust Administrator or to such Master Servicer, the Trust Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby; or

(ii) (A) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement (other than reporting requirements under Sections 9.24 or Section 9.25 of this Agreement) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Trust Administrator, or to the Master Servicer, the Trust Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates or by any NIMS Insurer; (B) any failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 9.24 or 9.25 of this Agreement which failure continues unremedied for a period of one Business Day after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee; or

(iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(iv) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.26 hereof; or

(vii) If a representation or warranty set forth in Section 9.13 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Trust Administrator, or to the Master Servicer, the Trust Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates or by any NIMS Insurer; or

(viii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee, any NIMS Insurer and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates; or

(ix) The Master Servicer has notice or actual knowledge that the Servicer and its Subservicer at any time is not either an FNMA- or FHLMC- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of the Servicer under the Servicing Agreement and replaced the Servicer with an FNMA- or FHLMC-approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(x) After receipt of notice from the Trustee or any NIMS Insurer, any failure of the Master Servicer to remit to the Trust Administrator any payment required to be made to the Trust Administrator for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Deposit Date which such failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee.

If an Event of Default described in clauses (i) through (ix) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section, the Trustee, by notice in writing to the Master Servicer (with a copy to the Trust Administrator) may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (x) of this Section shall occur, then, in each and every case, subject to applicable law, so long as such Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 6.14, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator and upon receipt of written notice by the Trust Administrator from the Trustee pursuant to and under the terms of this Agreement; provided, however, the parties acknowledge that notwithstanding the preceding sentence there may be a transition period, not to exceed 90 days, in order to effect the transfer of the Master Servicing obligations to the Trust Administrator. The Trust Administrator is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee and the Trust Administrator in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicer of the assignment of the master servicing function and providing the Trust Administrator or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trust Administrator or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trust Administrator for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee or Trust Administrator reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Trust Administrator and the Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trust Administrator to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trust Administrator to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust and the Trust Administrator and the Trustee, as applicable, shall be entitled to withdraw such reimbursement from amounts on deposit in the Collection Account pursuant to Section 4.04(b); provided that the terminated Master Servicer shall reimburse the Trust for any such expense incurred by the Trust; and provided, further, that the Trust Administrator shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default shall occur, the Trustee, upon a Responsible Officer of the Trustee becoming aware of the occurrence thereof, shall promptly notify the Trust Administrator, any NIMS Insurer and each Rating Agency of the nature and extent of such Event of Default. The Trust Administrator shall immediately give written notice to the Trustee and the Master Servicer upon the Master Servicer’s failure to remit funds on the Deposit Date.

(b) On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.27 and within a period of time not to exceed 90 days, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s or the Trustee’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and within a period of time not to exceed 90 days thereafter. The Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee.

(c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee, the Trust Administrator and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee, the Trust Administrator and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee, the Trust Administrator and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee, the Trust Administrator or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee, the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trust Administrator as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Trustee to deliver, or any delay in delivering cash, documents or records to it, or (ii) the failure of Trustee to cooperate as required by this Agreement.

Section 6.15 Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of any NIMS Insurer and the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16 Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of Certificateholders, with the consent of any NIMS Insurer may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders, with the consent of any NIMS Insurer. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17 Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Trust Administrator, the Certificateholders at their respective addresses appearing on the Certificate Register and any NIMS Insurer. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof to Trust Administrator, any NIMS Insurer and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18 Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may, with the consent of any NIMS Insurer, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders or any NIMS Insurer, unless such Certificateholders or any NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel acceptable to any NIMS Insurer, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19 Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that the Trustee or the Trust Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee or the Trust Administrator, as applicable, shall give notice thereof to the Master Servicer and any NIMS Insurer and the Trustee or Trust Administrator, as applicable.

Section 6.20 Preparation of Tax Returns and Other Reports.

(a) The Trust Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trust Administrator shall file federal tax returns, all in accordance with Article X hereof. If the Trust Administrator determines that a state tax return or other return is required, then, at its sole expense, the Trust Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trust Administrator’s possession). The Trust Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Trust Administrator as the Depositor may reasonably request in writing, and shall forward to the Trustee for distribution to each Certificateholder such forms and furnish such information within the control of the Trust Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and disseminate to the Trustee for distribution to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Trust Administrator and the Trustee) to the extent required by applicable law. The Master Servicer will indemnify the Trust Administrator and the Trustee for any liability of or assessment against the Trust Administrator and the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

(b) The Trust Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Trust Administrator shall also file a Form 8811 as required. The Trust Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Trustee and the Depositor. The Trustee shall have no obligation to verify the information in any Form 8811 or Form SS-4 filing.

(c) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Distribution Date, the Trust Administrator shall, in accordance with industry standards, file with the Securities and Exchange Commission (the

“Commission”) via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to [January 30, 2006], the Trust Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to [March 30, 2006], the Trust Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Form 10-K shall include the certification required pursuant to Rule l3a-14 under the Securities and Exchange Act of 1934, as amended (the “Form 10-K Certification”) signed by an appropriate party or parties (which Form 10-K Certification the Trust Administrator shall be required to sign). The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each Form 8-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this section.

(d) Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND

TERMINATION OF THE TRUST FUND

Section 7.01 Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

(a) The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Trust Administrator pursuant to Section 4.01, the obligation of the Trust Administrator to make a final remittance to the Trustee pursuant to Section 4.05 and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14) shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 2l years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b) On any Distribution Date occurring on or after the Initial Optional Purchase Date, NYMT Servicing Corporation (as owner of the servicing rights), with the prior written consent of any NIMS Insurer which consent shall not be unreasonably withheld, has the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property. NYMT Servicing Corporation has agreed not to exercise such option so long as any NIM Securities remain outstanding. If NYMT Servicing Corporation fails to exercise such option, the NIMS Insurer, if any, will have the right to exercise such option so long as it is insuring the net interest margin securities or any amounts payable to the NIMS Insurer in respect of the insurance remain unpaid. If NYMT Servicing Corporation and the NIMS Insurer, if any, fail to exercise such option, the Subservicer will have the right to exercise such option. Upon exercise of such option by NYMT Servicing Corporation, the NIMS Insurer or the Subservicer, the property of the Trust Fund shall be sold to NYMT Servicing corporation, the NIMS Insurer or the Subservicer, as applicable, at a price (the “Termination Price”) equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase, (ii) the amount of any costs and damages incurred by the Trust Fund associated with any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loan purchased by NYMT Servicing Corporation, the NIMS Insurer or the Subservicer, as applicable, pursuant to this Section 7.01(b) and (iii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an appraiser or appraisers mutually agreed upon by NYMT Servicing Corporation, any NIMS Insurer and the Trustee. The Master Servicer, the Trust Administrator, the Servicer and the Subservicer (or the Trustee, if applicable) shall be reimbursed from the Termination Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans that are reimbursable to such Persons under this Agreement or the Servicing Agreement (or to the Trustee hereunder), together with any accrued and unpaid compensation due to the Master Servicer, the NIMS Insurer or the Subservicer hereunder or the Servicer and the Subservicer thereunder.

Section 7.02 Procedure Upon Termination of Trust Fund.

(a) Notice of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trust Administrator by first class mail to Certificateholders mailed upon (x) the sale of all of the property of the Trust Fund by the Trustee pursuant to Section 7.01(b) or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trust Administrator, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. The Trust Administrator shall give such notice to the Trustee, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trust Administrator shall terminate the Collection Account and any other account or fund maintained with respect to the Certificates, subject to the Trust Administrator’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trust Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trust Administrator and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c) Any reasonable expenses incurred by the Trustee or Trust Administrator in connection with any termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

Section 7.03 Additional Trust Fund Termination Requirements.

(a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Trustee receives (at the expense of the party exercising the option to purchase all of the Mortgage Loans pursuant to Section 7.01(b)), an Opinion of Counsel, addressed to the Trustee and any NIMS Insurer to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i) Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification by NYMT Servicing Corporation, any NIMS Insurer or the Subservicer that it intends to exercise its option to cause the termination of the Trust Fund, the Trustee shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

(ii) Any sale of the assets of the Trust Fund pursuant to Section 7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates;

(iii) On the date specified for final payment of the Certificates, the Trust Administrator shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation prepared by the Depositor and adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Trust Administrator, Master Servicer or the Servicer.

(c) In connection with the termination of the Trust Fund, the Trustee may request an Opinion of Counsel addressed to the Trustee (at the expense of the Person exercising the option to purchase all Mortgage Loans pursuant to Section 7.01(b)) to the effect that all the requirements of a qualified liquidation under the REMIC Provisions have been met.

Section 7.04 Optional Repurchase Right.

The NIMS Insurer, if any, may repurchase any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase plus any unreimbursed Advances, Servicing Advances, Servicing Fees or Master Servicing Fees allocable to such Distressed Mortgage Loan. Any such repurchase shall be accomplished by the NIM Insurer’s remittance of the purchase price for the Distressed Mortgage Loan to the Master Servicer for deposit into the Collection Account.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01 Limitation on Rights of Holders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall, with the prior written consent of any NIMS Insurer, have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders or any NIMS insurer; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, any NIMS Insurer, the Trust Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates or the rights of any NIMS Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder or any NIMS Insurer, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders and the NIMS Insurer. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, the NIMS Insurer and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02 Access to List of Holders.

(a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and any NIMS Insurer, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee or any NIMS Insurer in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b) If any NIMS Insurer or three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Trust Administrator, any NIMS Insurer, the Certificate Registrar and the Trustee that neither the Depositor, the Master Servicer, the Trust Administrator, any NIMS Insurer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03 Acts of Holders of Certificates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Trust Administrator and the Master Servicer, if made in the manner provided in this Section. Each of the Trustee, the Trust Administrator and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Master Servicer, the Trust Administrator, the NIMS Insurer, or the Depositor shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

BY THE MASTER SERVICER

Section 9.01 Duties of the Master Servicer.

The Certificateholders, by their purchase and acceptance of the Certificates, appoint [                    ], as Master Servicer. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of the Servicing Agreement.

The parties acknowledge and agree that, pursuant to the terms of the Servicing Agreement, beginning on [            ], 2005, the Subservicer will perform the obligations of the Servicer under Articles III, IV and V of the Servicing Agreement (except as expressly set forth therein). For purposes of this Article IX, all references herein to the Servicer shall mean NYMT Servicing Corporation as servicer before such servicing transfer date and shall mean the Subservicer thereafter, except to the extent that the context requires otherwise.

Section 9.02 Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee and any NIMS Insurer, the Master Servicer shall provide the Trustee and any NIMS Insurer upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require the Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of the Servicing Agreement, (ii) cause the Servicer or the Subservicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal, or modification of the policy or bond received by it, as and to the extent provided in the Servicing Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee upon request.

(b) The Master Servicer shall promptly report to the Trustee and any NIMS Insurer any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee and any NIMS Insurer, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee and any NIMS Insurer all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee and any NIMS Insurer. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Collection Account. Any amounts relating to the Mortgage Loans collected by the applicable Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the Servicing Agreement.

Section 9.03 Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, any NIMS Insurer, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to May 31 of each year, beginning [May 31, 2006]. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 9.04 Power to Act; Procedures.

(a) The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and the Servicer shall have full power and authority (to the extent provided in the Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit the Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit the Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of the Servicer, and the Servicer, to the extent such authority is delegated to the Servicer under the Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or the Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall furnish to the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder and to allow the Servicer to service the Mortgage Loans, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In no event shall the Master Servicer, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee on behalf of the Trust Fund, be deemed to be the agent of the Trustee.

(b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit the Servicer to, in its discretion (i) waive any late payment charge (but not any Prepayment Premium) and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause the Servicer and the Subservicer (if required by the Servicing Agreement) to make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan, unless: (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer, the Servicer or the Subservicer, reasonably foreseeable and in the case of a waiver if a Prepayment Premium such waiver would maximize recovery of total proceeds, from the Mortgage Loan, taking into account the amount of the

Prepayment Premium and the related Mortgage Loan and, (2) the Master Servicer shall have provided or (if required by the Servicing Agreement) caused to be provided to the Trustee an Opinion of Counsel addressed to the Trustee (which opinion shall, if provided by the Master Servicer, be an expense reimbursed from the Collection Account pursuant to Section 4.02(v)) in writing to the effect that such modification, waiver or amendment would not result in an Adverse REMIC Event.

Section 9.05 Enforcement of Servicer’s and Master Servicer’s Obligations.

(a) The Servicing Agreement requires the applicable Servicer, respectively, to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by the Servicer on behalf of the Master Servicer. Any fees and other amounts payable to the Servicer shall be deducted from amounts remitted to the Master Servicer by the Servicer (to the extent permitted by the Servicing Agreement) and shall not be an obligation of the Trust Fund or the Master Servicer.

(b) Costs incurred by the Master Servicer or by the Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as a Servicing Advance by the Master Servicer pursuant to Section 4.02.

Section 9.06 Termination of the Servicing Agreement; Successor Servicers.

(a) The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer or (if the Servicer fails to do so pursuant to the provision of the Servicing Agreement) the Subservicer under the Servicing Agreement in accordance with the terms and conditions of the Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of either the Servicer or both the Servicer and the Subservicer by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor Servicer to be appointed as provided in the Servicing Agreement.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer. The Master Servicer shall be entitled to be reimbursed from the Servicer or the Subservicer (or by the Trust Fund, if the Servicer or the Subservicer is unable to fulfill its obligations under the Servicing Agreement) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer or all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b) If the Master Servicer acts as a successor Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer, as applicable, in the Servicing Agreement, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c) If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable. To the extent that the Master Servicer is unable to find a successor Servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the Servicer to make Advances regardless of whether such Advance is recoverable, the Servicing Agreement may be amended to provide that the successor Servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer’s Certificate to such effect to the Master Servicer, the Trustee and the NIMS Insurer.

Section 9.07 Master Servicer Liable for Enforcement.

Notwithstanding the Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee, any NIMS Insurer and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of the Servicing Agreement. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of the Servicing Agreement for the benefit of the Certificateholders and any NIMS Insurer. The Master Servicer shall be entitled to enter into any agreement with the Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of the Servicer in the performance by the Servicer of its obligations under the Servicing Agreement.

Section 9.08 No Contractual Relationship Between the Servicer, the Subservicer and Trustee or Depositor.

The Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving the Servicer or the Subservicer in its capacity as such and not as an originator shall be deemed to be between the Servicer or the Subservicer, the Seller and the Master Servicer, and the Trustee, any NIMS Insurer and the Depositor shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Servicer except as set forth in Section 9.9 hereof, but shall have rights thereunder as third party beneficiaries. It is furthermore understood and agreed by the parties hereto that the obligations of the Servicer or the Subservicer are set forth in their entirety in the Servicer’s the Servicing Agreement and the Servicer has no obligations under and is not otherwise bound by the terms of this Agreement.

Section 9.09 Assumption of Servicing Agreement by Trust Administrator.

(a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), after a period not to exceed ninety days after the Trust Administrator receives written notice from the Trustee pursuant to Section 6.14 or Section 9.27, as applicable, the Trust Administrator shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under the Servicing Agreement entered into with respect to the Mortgage Loans. The Trust Administrator, its designee or any successor master servicer appointed by the Trust Administrator shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trust Administrator and any NIMS Insurer, and hereby agrees to indemnify and hold harmless the Trust Administrator and any NIMS Insurer from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trust Administrator or any NIMS Insurer as a result of such liability or obligations of the Master Servicer and in connection with the Trust Administrator’s assumption (but not its performance, except to the extent that costs or liability of the Trust Administrator are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b) The Master Servicer that has been terminated shall, upon request of the Trust Administrator but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to the Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Servicing Agreement to the assuming party.

Section 9.10 Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

Section 9.11 Release of Mortgage Files.

(a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer will, or will cause the Servicer or the Subservicer to, promptly notify the Trustee (or the Custodian) and the Trust Administrator by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account have been or will be so deposited) of a Servicing Officer and shall cause the Servicer to request (on the form attached hereto as Exhibit C or on the form attached to the Custodial

Agreement) the Trustee or the Custodian, to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee or the Custodian (with the consent, and at the direction of the Trustee), shall promptly release the related Mortgage File to the Servicer or the Subservicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and the Servicer and the Subservicer, to the extent such authority is provided for under the Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, the Servicer or the Subservicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the Custodian, shall, upon request of the Master Servicer, the Servicer or the Subservicer, and delivery to the Trustee or the Custodian, of a trust receipt signed by a Servicing Officer substantially in the form of Exhibit C or on the form attached to the Custodial Agreement, release the related Mortgage File held in its possession or control to the Master Servicer (or the Servicer). Such trust receipt shall obligate the Master Servicer or Servicer to return the Mortgage File to the Trustee or the Custodian, as applicable, when the need therefor by the Master Servicer, the Servicer or the Subservicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or the Custodian, as applicable, to the Master Servicer (or the Servicer).

Section 9.12 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a) The Master Servicer shall transmit, or cause the Servicer or the Subservicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof or of the Servicing Agreement to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer, the Servicer or the Subservicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer, the Servicer or the Subservicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement and to the right of the Servicer and the Subservicer to retain the Servicing Fee and other amounts as provided in the Servicing Agreement. The Master Servicer shall, and shall (to the extent provided, in the Servicing Agreement) cause the Servicer or the Subservicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, any NIMS Insurer, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, the Servicer or the Subservicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, the Servicer or the Subservicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer, the Servicer or the Subservicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer, the Servicer or the Subservicer under this Agreement or the Servicing Agreement and shall be authorized to remit such funds to the Trust Administrator in accordance with this Agreement.

(c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer, the Subservicer or the Master Servicer that are collected by the Servicer, the Subservicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer is entitled under the Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or any Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer, the Servicer or the Subservicer shall be held by the Master Servicer, the Servicer or the Subservicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d) The Master Servicer agrees that it shall not, and shall not authorize the Servicer or the Subservicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 9.13 Representations and Warranties of the Master Servicer.

(a) The Master Servicer hereby represents and warrants to the Depositor, any NIMS Insurer, the Trust Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i) it is validly existing and in good standing under the laws of the state of its incorporation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi) no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a FNMA- or FHLMC-approved seller/servicer;

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi) the information about the Master Servicer under the heading “The Master Servicer” in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b) It is understood and agreed that the representations and warranties set forth in this Section 9.13 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Trust Administrator, the Trustee and any NIMS Insurer and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in Section 9.13(a). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Trustee, the Trust Administrator and any NIMS Insurer as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Trustee, the Trust Administrator and any NIMS Insurer, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, the Trustee or any NIMS Insurer or notice, thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

(c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a)(i) through (vi) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicer and hold each harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor’s representations and warranties contained in Sections 2.03(a)(i) through (vi) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy hereunder of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a)(i) through (vi) hereof.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, the Trustee or any NIMS Insurer or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

Section 9.14 Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee and any NIMS Insurer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 9.15 Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan other than a Cooperative Loan, the Master Servicer shall maintain, or cause to be maintained by the Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by the Servicer, under any insurance policies maintained pursuant to this Section 9.16 or the Servicing Agreement (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer, the Servicer or the Subservicer pursuant to Section 4.02.

Section 9.16 Presentment of Claims and Collection of Proceeds.

The Master Servicer shall cause the Servicer or the Subservicer (to the extent provided in the Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer or the Subservicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 9.17 [Reserved].

Section 9.18 Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian on behalf of the Trustee) shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause the Servicer to deliver to the Trustee (or the Custodian), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or the Servicer from time to time.

Section 9.19 [Reserved]

Section 9.20 Compensation to the Master Servicer.

The Master Servicer shall be entitled to be paid from funds in the Collection Account, subject to Section 5.05, the Master Servicing Fee to the extent permitted by Section 4.02. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Premium) shall be for the benefit of the Master Servicer (or the Servicer) and shall not be deposited in the Collection Account. The Master Servicer shall be entitled to direct the Trust Administrator to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Collection Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Section 4.01(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as compensation. The provisions of this Section 9.20 are subject to the provisions of Section 6.14.

Section 9.21 REO Property.

(a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall use its reasonable best efforts to sell, or cause the Servicer, to the extent provided in the Servicing Agreement any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the Servicer to protect and conserve, such REO Property in the manner and to such extent required by the Servicing Agreement, subject to Article X hereof.

(b) The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from the Servicer or the Subservicer, in connection with the operation of any REO Property in the Collection Account.

(c) The Master Servicer, the Servicer and the Subservicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that (without limitation of any other right of reimbursement that the Master Servicer, the Servicer or the Subservicer shall have hereunder) any such unreimbursed Advances as well as any unpaid Net Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case maybe, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trust Administrator for deposit into the Collection Account on the next succeeding Deposit Date.

Section 9.22 [Reserved].

Section 9.23 Reports to the Trustee.

(a) Not later than 30 days after each Distribution Date, the Trust Administrator shall, upon request, forward to the Trustee a statement, deemed to have been certified by a Responsible Officer, setting forth the status of the Collection Account maintained by the Trust Administrator as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement have been made (or if any required distribution has not been made by the Trust Administrator, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account. Copies of such statement shall be provided by the Trust Administrator, upon request, to the Depositor, Attention: Contract Finance, any NIMS Insurer and any Certificateholders (or by the Trustee at the Trust Administrator’s expense if the Trust Administrator shall fail to provide such copies to the Certificateholders (unless (i) the Trust Administrator shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Trust Administrator’s failure to provide such statement)).

(b) Not later than two Business Days following each Distribution Date, the Trust Administrator shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Trust Administrator in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Trust Administrator by the Master Servicer or by the Depositor.

(c) All information, reports and statements prepared by the Master Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicer or the Subservicer without independent verification thereof and the Master Servicer shall be entitled to rely, on such information.

Section 9.24 Annual Officer’s Certificate as to Compliance.

(a) The Master Servicer shall deliver to the Trust Administrator and any NIMS Insurer on the 15th of March of each calendar year, commencing in March 2006, an Officer’s Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of the Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

(b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 9.25 Annual Independent Accountants’ Servicing Report.

If the Master Servicer (or any of its Affiliates) has, during the course of any fiscal year, directly serviced, as a successor Servicer, any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trust Administrator, any NIMS Insurer and the Depositor no later than five Business Days after the fifteenth of March of each calendar year, to the effect that, with respect to the most recently ended calendar year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 9.26 Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA or FHLMC and shall have a net worth of not less than $15,000,000.

Section 9.27 Resignation of Master Servicer.

Except as otherwise provided in Sections 9.26 and 9.28 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee and any NIMS Insurer. No such resignation shall become effective until the Trust Administrator shall have assumed, or a successor master servicer acceptable to any NIMS Insurer and the Trust

Administrator shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee, the Trust Administrator and any NIMS Insurer.

Section 9.28 Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, any NIMS Insurer or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor, the Trustee, the Trust Administrator and any NIMS Insurer. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

Section 9.29 Limitation on Liability of the Master Servicer and Others.

(a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

The Master Servicer shall not be liable for any acts or omissions of the Servicer. In particular, the Master Servicer shall not be liable for any course of action taken by the Servicer with respect to loss mitigation of defaulted Mortgage Loans.

Section 9.30 Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Trustee, the Trust Administrator and any NIMS Insurer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Trustee, the Trust Administrator or any NIMS Insurer may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Trustee, the Trust Administrator and any NIMS Insurer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Trustee or any NIMS Insurer to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

Section 9.31 Special Servicing of Delinquent Mortgage Loans.

If permitted under the terms of the Servicing Agreement, the Seller may appoint, pursuant to the terms of the Servicing Agreement and with the written consent of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and any NIMS Insurer, a Special Servicer to special service any Distressed Mortgage Loans. Any applicable Termination Fee related to the termination of the related Servicer and the appointment of any Special Servicer shall be paid by the Seller. Any fees paid to any such Special Servicer shall not exceed the Servicing Fee Rate.

Section 9.32 Alternative Index.

In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index, which in all cases shall be an index that constitutes a qualified rate on a regular interest under the REMIC Provisions, in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01 REMIC Administration.

(a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-l(a)(4) will be the Latest Possible Maturity Date.

(c) The Trust Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Trust Administrator shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trust Administrator in fulfilling its duties hereunder (including its duties as tax return preparer). The Trust Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Trust Administration Account, provided, however, the Trust Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by Section 6.20 and this Section.

(d) The Trust Administrator shall prepare, and the Trustee shall sign and file, as instructed by the Trust Administrator, all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative. The expenses of preparing and filing such returns shall be borne by the Trust Administrator.

(e) The Trust Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the

Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trust Administrator shall provide (i) upon receipt of reasonable compensation from the Trust (not to exceed $5,000 per year), to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation I.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f) The Trustee, the Trust Administrator, the Master Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Trust Administrator, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the Trust Administrator, any NIMS Insurer and the Master Servicer have received an Opinion of Counsel addressed to the Trustee (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Trust Administrator, the Master Servicer, any NIMS Insurer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Trust Administrator, the Master Servicer or any NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j) Neither the Trust Administrator nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services;

(k) On or before September 15 of each calendar year beginning in 2005, the Trust Administrator shall deliver to the Trustee and any NIMS Insurer an Officer’s Certificate stating, without regard to any actions taken by any party other than the Trust Administrator, the Trust Administrator’s compliance with provisions of this Section 10.01.

(l) The Basis Risk Reserve Fund shall be treated as an outside reserve fund within the meaning of Treasury Regulation Section l.860G-2(h) that is owned by the Holder of the Class X Certificate and that is not an asset of any REMIC, and all amounts deposited into the Basis Risk Reserve Fund shall be treated as amounts distributed to the Class X Certificateholder. The rights of the holders of LIBOR Certificates to receive payments from the Basis Risk Reserve Fund shall be treated as rights in an interest rate cap contract written by the holder of the Class X Certificate in favor of the holders of the LIBOR Certificates. Thus, each LIBOR Certificate shall be treated as representing not only ownership of regular interests in REMIC 4, but also ownership of an interest in an interest rate cap contract. For tax purposes, the interest rate cap contract shall be deemed to have a value of $[            ].

(m) In addition, for purposes of the REMIC Provisions, with respect to any REMIC Capped Distribution Date: (i) the Certificate Interest Rate for each Class of Certificates, other than the Class R Certificates, shall be the REMIC Capped Rate; and (ii) any amounts distributed on such Certificates on such REMIC Capped Distribution Date in excess of the REMIC Capped Rate shall be deemed to have been paid by the Class X Certificateholder pursuant to a notional principal contract. For tax purposes, the notional principal contract shall be deemed to have a nominal value.

Section 10.02 Prohibited Transactions and Activities.

Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Collection Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless the Trustee and any NIMS Insurer has received an Opinion of Counsel addressed to the Trustee (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement).

Section 10.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by the Trustee or the Trust Administrator, as applicable, of its duties and obligations set forth herein, the Trustee or the Trust Administrator, as applicable, shall indemnify any NIMS Insurer, the Holder of the related Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence;

provided, however, that neither the Trustee nor the Trust Administrator shall be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor, the Class X Certificateholder, the Holder of such Residual Certificate or the Trust Administrator (with regard to the Trustee), as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trust Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee or the Trust Administrator, as applicable, have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee or the Trust Administrator, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates). In addition, neither the Trustee nor the Trust Administrator shall have any liability for the actions or failure to act of the other.

Section 10.04 REO Property.

(a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the Servicing Agreement, knowingly permit the Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee and any NIMS Insurer in writing to the effect that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

(b) The Master Servicer shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall cause the Servicer or Subservicer (to the extent provided in its Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Servicer or Subservicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If the Servicer or Subservicer has received such an extension, then the Master Servicer shall cause the Servicer or Subservicer to continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer or Subservicer has not received such an extension and is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Servicer or Subservicer has received such an extension, and the Servicer or Subservicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall cause the Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer or Subservicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02 Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03 Amendment.

(a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee, with the consent of any NIMS Insurer, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of the Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee and any NIMS Insurer shall be provided with an Opinion of Counsel addressed to the Trustee and any NIMS Insurer (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

(b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee, with the consent of any NIMS Insurer, and with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and any NIMS Insurer receives an Opinion of

Counsel addressed to the Trustee and the NIMS Insurer, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, any NIMS Insurer and to the Rating Agencies.

(d) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) Notwithstanding anything to the contrary in the Servicing Agreement, the Trustee shall not consent to any amendment of the Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

Section 11.04 Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Trust Administrator, the Trustee, the Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trust Administrator, the Trustee, the Servicer or any Affiliate thereof.

Section 11.05 Provision of Information.

(a) For so long as any of the Certificates of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Trust Administrator agree to cooperate with each other to provide to any Certificateholders, any NIM Security holder and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule l44A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee or the Trust Administrator in providing such information shall be reimbursed by the Depositor.

(b) The Trust Administrator shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Trust Administrator in providing copies of such documents shall be reimbursed by the Depositor.

(c) On each Distribution Date, the Trust Administrator shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.03.

Section 11.06 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07 Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, NYMT Securities Corporation, 1301 Avenue of the Americas, New York, New York 10019, (b) in the case of the Seller, New York Mortgage Funding, LLC, 1301 Avenue of the Americas, New York, New York 10019, Attention: New York Mortgage Trust, Series 2005-[            ], (c) in the case of the Trustee, the Corporate Trust Office, (d) in the case of the Master Servicer and the Trust Administrator, [            ], Attention: New York Mortgage Trust, Series 2005-[            ], telecopy number [            ], (or, in the case of the Trust Administrator, its Corporate Trust Office, as applicable) or, as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

Section 11.08 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09 Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10 Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11 Benefits of Agreement.

The Depositor shall promptly notify each Custodian and the Trustee in writing of the issuance of any Class of NIMS Securities issued by a NIMS Insurer and the identity of such NIMS Insurer. Thereafter, the NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement so long as the NIMS Securities remaining outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment of such NIMS Securities. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates and the NIMS Insurer, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.15.

Section 11.12 Special Notices to the Rating Agencies and any NIMS Insurer.

(a) The Depositor shall give prompt notice to the Rating Agencies and any NIMS Insurer of the occurrence of any of the following events of which it has notice:

(i) any amendment to this Agreement pursuant to Section 11.03;

(ii) any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii) the occurrence of any Event of Default described in Section 6.14;

(iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v) the appointment of any successor to any Master Servicer pursuant to Section 6.14;

(vi) the making of a final payment pursuant to Section 7.02; and

(vii) any termination of the rights and obligations of the Servicer under the Servicing Agreement.

(b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Moody’s, to:

Moody’s Investors Services, Inc.

99 Church Street

New York, New York 10007

Attention: Residential Mortgages

If to S&P, to:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York

Attention: Residential Mortgages

If to Fitch, to:

Fitch, Inc.

One State Street Plaza

New York, New York 10004

Attention: Residential Mortgages

(c) The Trust Administrator shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03. In addition, the Trust Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trust Administrator.

Section 11.13 Conflicts.

To the extent that the terms of this Agreement conflict with the terms of the Servicing Agreement, the Servicing Agreement shall govern.

Section 11.14 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.15 Transfer of Servicing.

The Seller agrees that it shall provide written notice to the Master Servicer, the Trust Administrator, any NIMS Insurer and the Trustee thirty days prior to any proposed transfer or assignment by the Seller of its rights under the Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person other than the initial Servicer under such Servicing Agreement. In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under the Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

(i) satisfaction of the conditions to such transfer as set forth in the Servicing Agreement including, without limitation, receipt of written consent of any NIMS Insurer and the Master Servicer to such transfer;

(ii) Such successor servicer must be qualified to service loans for FNMA or FHLMC, and must be a member in good standing of MERS;

(iii) Such successor servicer must satisfy the seller/servicer eligibility standards in the Servicing Agreement, exclusive of any experience in mortgage loan origination;

(iv) Such successor servicer must execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the Servicing Agreement or, in the case of a transfer of servicing to a party that is already the Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect with the Servicer;

(v) If the successor servicer is not the Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; and

(vi) The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Deposit Date, to the Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request. Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the Servicing Agreement.

Section 11.16 Option to Contribute Derivative Instrument.

(a) At any time on or after the Closing Date, the Seller shall have the right to contribute to, and deposit into, the Trust a derivative contract or comparable instrument (a “Derivative Instrument”). The derivative may have a notional amount in excess of the sum of the beneficial interests in the trusts. Any such instrument shall constitute a fully prepaid agreement. All collections, proceeds and other amounts received by the Trust Administrator in respect of such instrument shall be distributed to the Class X Certificates on the Distribution Date following receipt thereof. In no event shall such an instrument constitute a part of any REMIC created hereunder. In addition, in the event any such instrument is deposited, the Trust shall be deemed to be divided into two separate and discrete sub-trusts. The assets of one such sub-trust shall consist of all the assets of the Trust other than the Derivative Instrument and the assets of the other sub-trust shall consist solely of such instrument. The Trust Administrator shall have no tax reporting duties with respect to any such Derivative Instrument or any related Sub-trust.

(b) Notwithstanding paragraph (a) above, in the event of the conveyance by the Seller of the Class X Certificates to a trust established for the issuance of a series of NIMS Securities, the Seller shall no longer have the right to deposit a Derivative Instrument into the Trust. For purposes hereof, “NIMS Securities” are securities that evidence an interest in, or are secured by, distributions on the Class X Certificate.

Section	11.17 Ability to Exercise Discretion with Respect to Defaulted Loans.

(a) In managing the liquidation of defaulted Mortgage Loans, NYMT Servicing Corporation, in its capacity as Servicer, will have sole discretion, subject to the terms of the Servicing Agreement, to sell defaulted Mortgage Loans. However, if NIMS Securities are issued that are secured by all or a portion of the Class X Certificates, the servicing activities of NYMT Servicing Corporation will conform to the provisions of the Servicing Agreement and NYMT Servicing Corporation’s applicable standard policies and procedures and NYMT Servicing Corporation’s ability to sell defaulted Mortgage Loans will cease.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

NYMT SECURITIES CORPORATION,
as Depositor

By:
Name:
Title:

[ ],
as Trustee

By:
Name:
Title:

[ ], as Master Servicer

By:
Name:
Title:

[ ], as Trust Administrator

By:
Name:
Title:

NEW YORK MORTGAGE FUNDING, LLC, as
Seller

By:
Name:
Title:

EXHIBIT A

FORMS OF CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND A RIGHT TO RECEIVE PAYMENTS FROM THE BASIS RISK RESERVE FUND.

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATES, SERIES 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS 1-A

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Initial Class Principal	Initial Certificate
Amount of the Class 1-A Certificates:	Principal Amount of this Certificate:

Certificate Interest Rate: Variable	Cut-off Date: [ ], 2005

NUMBER 1	CUSIP:

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Amount of this Certificate by the Initial Class Principal Amount of the Class 1-A Certificates, both as specified above) evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND A RIGHT TO RECEIVE PAYMENTS FROM THE BASIS RISK RESERVE FUND.

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS 2-A1

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Initial Class Principal	Initial Certificate
Amount of the Class 2-A1 Certificates:	Principal Amount of this Certificate:

Certificate Interest Rate:	Cut-off Date: [ ], 2005

NUMBER 1	CUSIP:

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Amount of this Certificate by the Initial Class Principal Amount of the Class 2-A1 Certificates, both as specified above) evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND A RIGHT TO RECEIVE PAYMENTS FROM THE BASIS RISK RESERVE FUND.

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS 2-A2

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Initial Class Principal	Initial Certificate
Amount of the Class 2-A2	Principal Amount of this
Certificates:	Certificate:

Certificate Interest Rate:	Cut-off Date: [ ], 2005

NUMBER 1	CUSIP:

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Amount of this Certificate by the Initial Class Principal Amount of the Class 2-A2 Certificates, both as specified above) evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

Exhibit 4.5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND A RIGHT TO RECEIVE PAYMENTS FROM THE BASIS RISK RESERVE FUND.

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON A NOTIONAL AMOUNT DETERMINED AS DESCRIBED IN THE TRUST AGREEMENT. THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit 4.5

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS A-IO

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Initial Class Notional	Initial Notional
Amount of the Class A-IO Certificates:	Amount of this Certificate:

Percentages Interest of this Certificate:

Certificate Interest Rate:	Cut-off Date: [ ], 2005

NUMBER 1	CUSIP:

Exhibit 4.5

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Notional Amount of this Certificate by the Initial Class Notional Amount of the Class A-IO Certificates, both as specified above) evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

Exhibit 4.5

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ]

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND A RIGHT TO RECEIVE PAYMENTS FROM THE BASIS RISK RESERVE FUND.

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREIN.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED IF ITS RATING IS BELOW INVESTMENT GRADE UPON ACQUISITION UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUST ADMINISTRATOR WITH (A) A CERTIFICATION TO THE EFFECT THAT SUCH TRANSFEREE (1) IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, A “PLAN”), NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN OR (2) IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE

COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR, AND UPON WHICH THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR AND THE NIMS INSURER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER. A TRANSFEREE OF A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO HAVE MADE A REPRESENTATION AS REQUIRED HEREIN.

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS M1

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Initial Class Principal	Initial Certificate
Amount of the Class M1 Certificates:	Principal Amount of this Certificate:

Certificate Interest Rate:	Cut-off Date: [ ], 2005

NUMBER 1	CUSIP:

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Amount of this Certificate by the Initial Class Principal Amount of all Class M1 Certificates, both as specified above) evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND A RIGHT TO RECEIVE PAYMENTS FROM THE BASIS RISK RESERVE FUND.

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREIN.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED IF ITS RATING IS BELOW INVESTMENT GRADE UPON ACQUISITION UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUST ADMINISTRATOR WITH (A) A CERTIFICATION TO THE EFFECT THAT SUCH TRANSFEREE (1) IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, A “PLAN”), NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN OR (2) IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (B) AN OPINION OF

COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR, AND UPON WHICH THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR AND THE NIMS INSURER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER. A TRANSFEREE OF A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO HAVE MADE A REPRESENTATION AS REQUIRED HEREIN.

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS M2

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Initial Class Principal	Initial Certificate
Amount of the Class M2 Certificates:	Principal Amount of this Certificate:

Certificate Interest Rate:	Cut-off Date: [ ], 2005

NUMBER 1	CUSIP:

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Amount of this Certificate by the Initial Class Principal Amount of Class M2 Certificates, both as specified above) evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND A RIGHT TO RECEIVE PAYMENTS FROM THE BASIS RISK RESERVE FUND.

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREIN.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED IF ITS RATING IS BELOW INVESTMENT GRADE UPON ACQUISITION UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUST ADMINISTRATOR WITH (A) A CERTIFICATION TO THE EFFECT THAT SUCH TRANSFEREE (1) IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, A “PLAN”), NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN OR (2) IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE

COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR, AND UPON WHICH THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR AND THE NIMS INSURER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER. A TRANSFEREE OF A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO HAVE MADE A REPRESENTATION AS REQUIRED HEREIN.

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS M3

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Initial Class Principal	Initial Certificate
Amount of the Class M3	Principal Amount of this
Certificates:	Certificate:

Certificate	Cut-off Date: [ ], 2005
Interest Rate:

NUMBER 1	CUSIP:

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Amount of this Certificate by the Initial Class Principal Amount of all Class M3 Certificates, both as specified above) evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND A RIGHT TO RECEIVE PAYMENTS FROM THE BASIS RISK RESERVE FUND.

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREIN.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED IF ITS RATING IS BELOW INVESTMENT GRADE UPON ACQUISITION UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUST ADMINISTRATOR WITH (A) A CERTIFICATION TO THE EFFECT THAT SUCH TRANSFEREE (1) IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, A “PLAN”), NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN OR (2) IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE

COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR, AND UPON WHICH THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR AND THE NIMS INSURER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER. A TRANSFEREE OF A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO HAVE MADE A REPRESENTATION AS REQUIRED HEREIN.

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS M4

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Initial Class Principal	Initial Certificate
Amount of the Class M4 Certificates:	Principal Amount of this Certificate:

Certificate Interest Rate:	Cut-off Date: [ ], 2005

NUMBER 1	CUSIP:

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Amount of this Certificate by the Initial Class Principal Amount of all Class M4 Certificates, both as specified above) evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND A RIGHT TO RECEIVE PAYMENTS FROM THE BASIS RISK RESERVE FUND.

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREIN.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED IF ITS RATING IS BELOW INVESTMENT GRADE UPON ACQUISITION UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUST ADMINISTRATOR WITH (A) A CERTIFICATION TO THE EFFECT THAT SUCH TRANSFEREE (1) IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, A “PLAN”), NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN OR (2) IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (B) AN OPINION OF

COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR, AND UPON WHICH THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR AND THE NIMS INSURER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER. A TRANSFEREE OF A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO HAVE MADE A REPRESENTATION AS REQUIRED HEREIN.

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS M5

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Initial Class Principal	Initial Certificate
Amount of the Class M5	Principal Amount of this
Certificates:	Certificate:

Certificate	Cut-off Date: [ ], 2005
Interest Rate:

NUMBER 1	CUSIP:

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Amount of this Certificate by the Initial Class Principal Amount of all Class M5 Certificates, both as specified above) evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND A RIGHT TO RECEIVE PAYMENTS FROM THE BASIS RISK RESERVE FUND.

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREIN.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED IF ITS RATING IS BELOW INVESTMENT GRADE UPON ACQUISITION UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUST ADMINISTRATOR WITH (A) A CERTIFICATION TO THE EFFECT THAT SUCH TRANSFEREE (1) IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, A “PLAN”), NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN OR (2) IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (B) AN OPINION OF

COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR, AND UPON WHICH THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR AND THE NIMS INSURER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIMS INSURER. A TRANSFEREE OF A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO HAVE MADE A REPRESENTATION AS REQUIRED HEREIN.

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS B

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Initial Class Principal	Initial Certificate
Amount of the Class B	Principal Amount of this
Certificates:	Certificate:

Certificate	Cut-off Date: [ ], 2005
Interest Rate:

NUMBER 1	CUSIP:

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Amount of this Certificate by the Initial Class Principal Amount of all Class B Certificates, both as specified above) evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS CERTIFICATE IS NOT ENTITLED TO SCHEDULED DISTRIBUTIONS OF PRINCIPAL AND WILL NOT ACCRUE INTEREST. THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED TO CERTAIN DISTRIBUTIONS AS PROVIDED IN THE TRUST AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE 1933 ACT, SUBJECT TO THE TRUST ADMINISTRATOR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE TRUST AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUST ADMINISTRATOR WITH A CERTIFICATION TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN.

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS X

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Principal Interest: 100%	Cut-off Date:	[ ], 2005

NUMBER 1

THIS CERTIFIES THAT [NYMT OWNERSHIP CORPORATION], is the registered owner of the Percentage Interest evidenced by this Certificate in evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE IS NOT ENTITLED TO SCHEDULED DISTRIBUTIONS OF PRINCIPAL AND WILL NOT ACCRUE INTEREST. THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED ONLY TO CERTAIN LIMITED DISTRIBUTIONS AS PROVIDED IN THE TRUST AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE TRUST ADMINISTRATOR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE TRUST AGREEMENT.

NEITHER THIS CERTIFICATE, NOR ANY BENEFICIAL INTEREST IN THIS CERTIFICATE, MAY BE TRANSFERRED, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS PRIOR TO SUCH DISPOSITION, THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) AN AFFIDAVIT STATING (A) THAT THE PROPOSED TRANSFEREE IS NOT A “DISQUALIFIED ORGANIZATION” WITHIN THE MEANING OF SECTION 860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND IS NOT PURCHASING THE CERTIFICATE ON BEHALF OF A DISQUALIFIED ORGANIZATION, (B) THAT NO PURPOSE OF SUCH TRANSFER IS TO AVOID OR IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, (C) IN THE CASE OF A NON-U.S. PERSON, THAT THE PROPOSED TRANSFEREE IS A NON-U.S. PERSON THAT HOLDS A RESIDUAL CERTIFICATE IN CONNECTION WITH THE CONDUCT OF A TRADE OR BUSINESS WITHIN THE UNITED STATES AND HAS

FURNISHED THE TRANSFEROR AND THE TRUST ADMINISTRATOR WITH AN EFFECTIVE INTERNAL REVENUE SERVICE FORM 4224 OR SUCCESSOR FORM AT THE TIME AND IN THE MANNER REQUIRED BY THE CODE.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUST ADMINISTRATOR WITH (A) A CERTIFICATION TO THE EFFECT THAT SUCH TRANSFEREE (1) IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN OR (2) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING AND THE TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR, AND UPON WHICH THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR AND THE NIM INSURER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIM INSURER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR, THE TRUST ADMINISTRATOR OR THE NIM INSURER.

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, CLASS R

Evidencing a beneficial interest in two pools consisting primarily of certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and other assets in a trust fund established by:

NYMT SECURITIES CORPORATION

Principal Interest: 100%	Cut-off Date:	[ ], 2005

NUMBER 1

THIS CERTIFIES THAT [            ] is the registered owner of the Percentage Interest evidenced by this Certificate evidencing beneficial ownership in a Trust Fund consisting primarily of (i) certain conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans acquired by the Trust Fund (the “Mortgage Loans”), together with all collections therefrom and proceeds thereof (excluding all scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (iv) the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, (v) amounts on deposit from time to time in the Collection Account and the Basis Risk Reserve Fund and (vi) amounts, if any, payable to the Trust Fund under any Interest Rate Cap Agreement.

Distributions on this Certificate will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in [            ], 2005 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all the Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trust Administrator, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ]
as Trust Administrator

By:
AUTHORIZED SIGNATORY

Dated: [ ], 2005

NEW YORK MORTGAGE TRUST 2005-[            ]

MORTGAGE-BACKED CERTIFICATE, SERIES 2005-[            ]

This Certificate is one of a duly authorized issue of certificates designated as New York Mortgage Trust, Series 2005-[            ], Mortgage-Backed Certificates, Series 2005-[            ] (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Trust Agreement dated as of [            ], 2005 (the “Trust Agreement”), among NYMT Securities Corporation, as Depositor, [            ], as Trustee, [            ], as Trust Administrator and as Master Servicer, and New York Mortgage Funding, LLC, as Seller, to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. The Certificates consist of the following Classes: the Class 1-A, Class 2-Al, Class 2-A2, Class A-IO, Class M1, Class M2, Class M3, Class M4, Class M5, Class B, Class X and Class R Certificates.

On each Distribution Date, the Total Distribution Amount for such date will be distributed from the Collection Account to Holders of the Certificates according to the terms of the Trust Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount or Notional Amount (or Percentage Interest) of each such Certificate.

Distributions on this Certificate will be made by wire transfer in immediately available funds to the Holder of record of this Certificate on the immediately preceding Record Date to an account specified in writing by such Holder to the Trustee at least five (5) Business Date prior to the first Distribution Date to such Holder. Wire transfers will be made at the expense, of the Holder requesting the same by deducting a wire transfer fee from the related distribution. The final distribution on this Certificate will be made, after due notice to the Holder of the pendency of such distribution, only upon presentation and surrender of this Certificate at the Corporate Trust Office (as defined below).

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon and the presentment and surrender of the Certificates for any other purpose is the corporate trust office of the Trust Administrator at [            ]. The Trustee may designate another address from time to time by notice to the Holders of the Certificates and the Depositor.

The Trust Agreement permits the amendment thereof from time to time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby and with the consent of the NIMS Insurer, for the purpose of adding, changing or eliminating any provisions of any Trust Agreement or modifying the rights of the Holders of the Certificates thereunder, as provided in the Trust Agreement. Any consent by the Holder of this Certificate will be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, with the prior written consent of any NIMS Insurer but without the consent of the Holders of any of the Certificates.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trust Administrator, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Percentage Interest) will be issued to the designated transferee or transferees. As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) (or Percentage Interest) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Class 1-A, Class 2-Al, Class 2-A2 and Class B Certificates are issuable only in registered form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class A-IO Certificates are issuable only in registered form, in minimum denominations of $100,000 in initial Notional Amount and in integral multiples of $1 in excess thereof registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates are issuable only in registered form, in denominations of $100,000 and in integral multiples of $1 in excess thereof registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. Each of the Class X and Class R Certificates will be issued as a single Certificate and maintained in physical form. The Class R Certificate shall remain outstanding until the latest final Distribution Date for the Certificates.

The Certificates are subject to optional prepayment in full in accordance with the Trust Agreement on any Distribution Date after the date on which the Aggregate Loan Balance is less than 10% of the Cut-off Date Balance, for an amount as specified in the Trust Agreement. In no event will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Trust Agreement of a certain person named in the Trust Agreement.

The Depositor, the Trustee, the Trust Administrator and the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Trust Administrator nor the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

As provided in the Trust Agreement, this Certificate and the Trust Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Trust Agreement, the Trust Agreement shall be controlling. Any term used herein and not otherwise defined shall be as defined in the Trust Agreement.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register of the Trust.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:	Signature by or on behalf of Assignor
Authorized Officer
Signature Guaranteed

Name of Institution

NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number                                           or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or                                                                                                                     as its agent.

EXHIBIT B-1

FORM OF INITIAL CERTIFICATION

[            ], 2005

[Name and Address of Trustee]

NYMT Securities Corporation

1301 Avenue of the Americas

New York, NY 10019

[Name and Address of Subservicer]

Re:	Trust Agreement dated as of [ ], 2005 (the “Trust Agreement”), by and among NYMT Securities Corporation, as Depositor, [ ], as Trustee, New York Mortgage Funding, LLC, as Seller, and [ ], as Master Servicer and as Trust Administrator (in such capacities, the “Master Servicer” or the “Trust Administrator”) with respect to New York Mortgage Trust, Series 2005-[ ]

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2 of the Custodial Agreement (other than any document described in clause (h) of the second paragraph of such Section) for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

B-1-1

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

[ ]

By:
Name:
Title:

B-1-2

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

[            ], 2005

[Name and Address of Trustee]

NYMT Securities Corporation

1301 Avenue of the Americas

New York, NY 10019

[Name and Address of Subservicer]

Re:	Trust Agreement dated as of [ ], 2005 (the “Trust Agreement”), by and among NYMT Securities Corporation, as Depositor, [ ], as Trustee, New York Mortgage Funding, LLC, as Seller, and [ ], as Master Servicer and as Trust Administrator (in such capacities, the “Master Servicer” or the “Trust Administrator”) with respect to New York Mortgage Trust, Series 2005-[ ]

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2 of the Custodial Agreement (other than any document described in clause (h) of the second paragraph of such Section).

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

B-2-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

[ ]

By:
Name:
Title:

B-2-2

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

[            ], 2005

[Name and Address of Trustee]

NYMT Securities Corporation

1301 Avenue of the Americas

New York, NY 10019

[Name and Address of Subservicer]

Re:	Trust Agreement dated as of [ ], 2005 (the “Trust Agreement”), by and among NYMT Securities Corporation, as Depositor, [ ], as Trustee, New York Mortgage Funding, LLC, as Seller, and [ ], as Master Servicer and as Trust Administrator (in such capacities, the “Master Servicer” or the “Trust Administrator”) with respect to New York Mortgage Trust, Series 2005-[ ]

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2 of the Custodial Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (v) of the definition of Mortgage Loan Schedule (as defined in the Custodial Agreement) is correct.

B-3-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

[ ]

By:
Name:
Title:

B-3-2

EXHIBIT B-4

FORM OF ENDORSEMENT

Pay to the order of [            ], as trustee (the “Trustee”) under the Trust Agreement dated as of [            ], 2005 by and among NYMT Securities Corporation, as Depositor, the Trustee, New York Mortgage Funding, LLC, as Seller and [            ], as Master Servicer and as Trust Administrator (in such capacities, the “Master Servicer” or the “Trust Administrator”) relating to New York Mortgage Trust, Series 2005-[    ], without recourse.

[current signatory on note]

By:
Name:
Title:

B-4-1

EXHIBIT C

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

                     [    ], 200_

[Name and address of Custodian]

In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of [            ], 2005 by and among NYMT Securities Corporation, as Depositor, you, as Trustee, New York Mortgage Funding, LLC, as Seller, [            ], as Master Servicer and as Trust Administrator (in such capacities, the “Master Servicer” or the “Trust Administrator”), (the “Trust Agreement”), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account pursuant to the Trust Agreement.)

2. The Mortgage Loan is being foreclosed.

3. Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

4. Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Collection Account pursuant to the Trust Agreement.)

5. Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

C-1

Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

[Name of Servicer]

By:
Name:
Title: Servicing Officer

C-2

EXHIBIT D-l

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER],                                                               being first duly sworn, deposes and says:

1.	That he [she] is [title of officer] of [name of Purchaser] (the “Purchaser”), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he [she] makes this affidavit.

2.	That the Purchaser’s Taxpayer Identification Number is [ ].

3.	That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.	That the Purchaser either (x) is not, and on [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate; (y) if the Residual Certificate has been the subject of an ERISA-Qualifying Underwriting, it is an insurance company that is purchasing the Certificate with funds contained in an “insurance

D-1-1

company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (z) herewith delivers to the Trust Administrator an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trust Administrator, and upon which the Trustee, the Master Servicer, the Trust Administrator, the Depositor and the NIM Insurer shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Master Servicer, the Trust Administrator or the NIM Insurer to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

5.	That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among NYMT Securities Corporation, as Depositor, [ ], as Trustee, New York Mortgage Funding, LLC, as Seller, [ ], as Master Servicer and as Trust Administrator (in such capacities, the “Master Servicer” or the “Trust Administrator”), no transfer of the Residual Certificate shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

6.	That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.	That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.	That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trust Administrator a written statement substantially in the form of Exhibit D-2 to the Agreement.

9.	That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10.	That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business

D-1-2

within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.	That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

12.	That the Purchaser consents to the designation of the Trust Administrator as its agent to act as “tax matters person” of the Trust Fund pursuant to the Trust Agreement.

D-1-3

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this              day of              20_.

[name of Purchaser]

By:
Name:
Title:

Personally appeared before me the above-named [name of officer]                             , known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer]                              of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this              day of                     , 20    .

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the              day of                     , 20    .

D-1-4

EXHIBIT D-2

RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

                     [    ], 200_

Re: New York Mortgage Trust, Series 2005-[    ]

                                                                  (the “Transferor”) has reviewed the attached affidavit of                                                               (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name: Title:

D-2-1

EXHIBIT E

ARTICLE XII LOST NOTE AFFIDAVIT

I,                                                              , being duly sworn, do hereby state under oath that:

1.	I, as of (the “Company”), am authorized to make this Affidavit on behalf of the Company.

2.	The Company received the following described mortgage note (the “Note”):

Loan No.:

Borrower(s):

Original Principal Amount:

from the Borrower(s) to secure a Deed of Trust/Mortgage (the “Deed of Trust/Mortgage”) dated from the Borrower(s) to the Company.

3.	The Company represents and warrants that it has not canceled, altered, assigned, or hypothecated the Note.

4.	The original Note, a true and correct copy of which is attached hereto, was not located after a thorough and diligent search, and based thereon, the Company declares the Note lost.

5.	This Affidavit is intended to be relied on by [ ] and its successors and assigns.

6.	The Company has assigned all of its right, title and interest in the Note and the Deed of Trust/Mortgage to [ ] and agrees immediately and without further consideration to surrender the original Note to [ ] or its successor and assigns if such original Note ever comes into the Company’s possession, custody, or power.

7.	The Company further agrees to indemnify and hold harmless [ ] and its successors and assigns from any and all loss, liability, costs, damages, reasonable attorneys’ fees and expenses without limitation in connection with or arising out of the representations, warranties, and agreements made in this Affidavit and any claim of any nature made by any entity with respect to the Note.

8.	The Company agrees and acknowledges that this Affidavit may be presented as evidence of the Note, whether in any proceeding or action with respect thereto or otherwise, and hereby authorizes such use of this Affidavit.

9.	The representations, warranties, and agreements herein shall bind the undersigned and its successors and assigns, and shall inure to the benefit of [ ] and its successors and assigns.

E-1

EXECUTED THIS              day of                                          , 2005 on behalf of

By:
Its:

STATE OF	)
) ss:
COUNTY OF	)

On the              day of                                         , 2005, before me,                                     , a notary public in and for said State, personally appeared                                          , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

E-2

EXHIBIT F

FORM OF RULE 144A TRANSFER CERTIFICATE

Re: New York Mortgage Trust, Series 2005-[    ]

Reference is hereby made to the Trust Agreement dated as of [            ], 2005 (the “Trust Agreement”) by and among NYMT Securities Corporation, as Depositor, [            ], as Trustee, New York Mortgage Funding, LLC, as Seller, [            ], as Master Servicer and as Trust Administrator (in such capacities, the “Master Servicer” or the “Trust Administrator”). Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

This letter relates to $             initial Certificate Balance of Class              Certificates which are held in the form of Definitive Certificates registered in the name of                                          (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for the benefit of the Trust Administrator, the Placement Agent and the Depositor.

[Name of Transferor]

By:
Name:
Title:

Dated:

F-1

EXHIBIT G

FORM OF PURCHASER’S LETTER FOR INSTITUTIONAL ACCREDITED INVESTORS

[            ], 2005

Dear Sirs:

In connection with our proposed purchase of $                                          principal amount of New York Mortgage Trust, Series 2005-[    ] (the “Privately Offered Certificates”) of NYMT Securities Corporation (the “Depositor”), we confirm that:

(1)	We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Trust Administrator under the Trust Agreement dated as of [ ], 2005 by and among the Depositor, [ ], as Master Servicer and as Trust Administrator (in such capacities, the “Master Servicer” or the “Trust Administrator”), New York Mortgage Funding LLC, as Seller (the “Seller”) and [ ], as Trustee (the “Trustee), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee, the Trust Administrator and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business

G-1

matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

You, the Trust Administrator and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name:
Title:

G-2

EXHIBIT H

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is the                                                               of (the “Investor”), a [corporation duly organized] and existing under the laws of                          on behalf of which he makes this affidavit.

2. The Investor either (x) is not, and on                      [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (z) herewith delivers to the Trust Administrator an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trust Administrator, and upon which the Trustee, the Master Servicer, the Trust Administrator, the Depositor and any NIMS Insurer shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Trust Administrator, the Depositor or any NIMS Insurer to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

3. The Investor hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among NYMT Securities Corporation, as Depositor, [            ], as Trustee, New York Mortgage Funding, LLC, as Seller, [            ], as Master Servicer and as Trust Administrator (in such capacities, the “Master Servicer” or the “Trust Administrator”), dated as of [            ], 2005, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor, the Trust Administrator and Trustee have received a certificate from such transferee in the form hereof.

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IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this              day of                     , 20        .

[Investor]

By:
Name:
Title:

ATTEST:

STATE OF	)
) ss:
COUNTY OF	)

Personally appeared before me the above-named                         , known or proved to me to be the same person who executed the foregoing instrument and to be the                              of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this              day of              20.

NOTARY PUBLIC

My commission expires the
day of , 20 .

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EXHIBIT I

MONTHLY REMITTANCE ADVICE

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EXHIBIT J

MONTHLY ELECTRONIC DATA TRANSMISSION

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EXHIBIT K

CUSTODIAL AGREEMENT

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